Exhibit 1

Level 18, 275 Kent Street
Sydney, NSW, 2000

ASX Release

9 MAY 2022

Westpac 1H22 Presentation and Investor Discussion Pack

Westpac Banking Corporation ("Westpac") today provides the attached Westpac 1H22 Presentation and Investor Discussion Pack.

For further information:

Hayden Cooper
Group Head of Media Relations
0402 393 619

Andrew Bowden
Head of Investor Relations
0438 284 863

This document has been authorised for release by Tim Hartin, Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Presentation and Investor Discussion Pack 2022 INTERIM FINANCIAL RESULTS Westpac Banking Corporation ABN 33 007 457 141 For the six months ended 31 March 2022 Cover image: Westpac employees at our portable 'Bank in a box' in Lismore, NSW, after the floods. Financial results throughout this presentation are in Australian dollars and are based on cash earnings unless otherwise stated. Refer page 41 for definition. Results principally cover the 1H22, 2H21 and 1H21 periods. Comparison of 1H22 versus 2H21 (unless otherwise stated).

Westpac 2022 Interim Results Index 2022 Interim Results Presentation 3 Investor Discussion Pack of 2022 Interim Results 35 Overview 36 Results 38 Customer franchise 42 Governance 48 Sustainability 50 Earnings drivers 56 Revenue 57 Expenses 60 Impairment charges 62 Credit quality and provisions 63 Australian mortgage credit quality 74 Capital, Funding and Liquidity 80 Segment results 91 Consumer 94 Business 95 Westpac Institutional Bank 96 Westpac New Zealand 97 Specialist Businesses 101 Economics 104 Appendix 120 Contact us 131 Disclaimer 132

Peter King Chief Executive Officer

1H22 Good progress on strategic priorities. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 4 Outcomes Fix Simplify Address outstanding issues Streamline and focus the business • Lifting risk management - CORE program on track • Resolved significant regulatory investigations • Two more businesses sold, six sold in total • Significant progress on digital • Earnings higher, with core earnings up • Cost reset delivering • NIM lower, pressure eased over the half Perform Sustainable long term returns Priorities

1H22 Earnings snapshot. 1 Cash earnings is a measure of profit generated from ongoing operations for further detail see page 41 and 121. 2 References to notable items in this page include provisions related to estimated customer refunds, costs and litigation; write-down of intangible items; and asset sales/revaluations. 3 Return on equity is cash earnings divided by average ordinary equity. 1H21 2H21 1H22 Change 1H22–2H21 Change 1H22–1H21 Reported net profit $3,443m $2,015m $3,280m 63% (5%) Cash earnings1 $3,537m $1,815m $3,095m 71% (12%) Cash earnings1 basis excluding notable items2 Core earnings $5,120m $4,338m $4,589m 6% (10%) Impairment (charge)/benefit $372m $218m ($139m) Large Large Cash earnings $3,819m $3,134m $3,101m (1%) (19%) Net interest margin 2.07% 1.98% 1.85% (13bps) (22bps) Expenses $5,236m $5,700m $5,135m (10%) (2%) Return on equity3 11.01% 8.67% 8.75% 8bps (226bps) Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 5

1H22 Segment core earnings. 1 Excluding notable items. Core earnings excl. notable items ($m) 2H21 1H22 Change 1H22–2H21 Consumer 2,495 2,332 (7%) Business 371 504 36% WIB 353 492 39% Westpac NZ 640 651 2% Group BU 57 296 Large Specialist Businesses 422 314 (26%) Group Total 4,338 4,589 6% Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 6 • Margins down, mortgage competition • Costs down 5%1 • Improved loan growth, margins down • Costs down 15%1 • Good loan growth, improved markets • Costs down 21%1 • Steady performance • Treasury managed volatility well • Business exits, lower life insurance

FIX – CORE program on track after first year.

Progress on CORE activities by stage (% complete[1])


Sept 21
March 22
Sept 22 Expected
Design
76%
99%
Implement
40%
63%
Embed
6%
9%

Fifth Promontory report highlights our progress, and while it indicates the potential for disruption following our recent organisational changes, the report states:

"The program nevertheless remains on track in terms of completing activities within the planned timeframes. The design stage of the program has laid down a solid foundation from which Westpac can address the root causes of its shortcomings…. However, much remains to be done…"

Promontory Australia
Independent Review of Westpac Banking Corporation's Integrated Plan for the Court Enforceable Undertaking.
3 May 2022

1 Completed means the activity has been finalised by Westpac. Not all complete projects have been submitted to the Independent Reviewer, Promontory Australia, for assessment. Refer to page 48 for more detail on the status of the CORE Program at 31 March 2022.

7 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Consumer – franchise progress. 8 1 Based on time from application start (for 1st party) or application submitted (for 3rd party) to unconditional approval and is the median time for applications approved within the month. 2 Main Financial Institution for Consumer customers at February 2022. Refer page 130 for details of metric provider. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 20.6 11.7 9.9 12.6 9.6 7.6 1H21 2H21 1H22 3rd party Proprietary Mortgage time to right (days)1 • Reduced mortgage time to right • New app rolled out to android users after iOS completed in 2021 • Tripled number of deposit accounts opened digitally • Enhanced security, blocking suspect transactions/threats/gambling • Transaction deposits up 11% • Added ~200 bankers last 12 months • Consolidated 70 branches • Acquired 275 290 295 169 166 163 1H21 2H21 1H22 Owner occupied Investor & line of credit Australian mortgages ($bn) 12.6% 14.5% 15.9% 16.4% Aug-20 Feb-21 Aug-21 Feb-22 Millennial Overall MFI share (%)2 Perform Simplify

Business – returning to growth.

Simplify

- New digital lending application process
- Reduced products for sale by 17
- New SME risk grade model
- Streamlined the annual review process

Perform

- Business lending return to growth
- Next generation merchant terminals
- Digitisation has given bankers an extra day per week to spend with customers
- Supported 6,000 small businesses with SME government guarantee

Net movements in business lending ($bn)



(2.1)
(3.2)
0.3
2.6
2H20
1H21
2H21
1H22

Business lending settlements ($bn)



8.4
8.3
13.1
17.6
2H20
1H21
2H21
1H22

9 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

WIB – improving returns. 10 1 Markets income excludes DVA. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack • New online FX pricing calculator • 11,000 hours of manual work saved from reengineering processes • Consolidating international – no direct loan exposure in our China offices • Loans up 9% • Lifted sustainability capability ─ 39 sustainable transactions ─ New carbon trading desk 363 335 340 370 148 75 2H21 1H22 2H20 1H21 410 25 511 34 365 404 Non-customer income Customer income (4.9) (1.0) 5.8 6.1 1H21 2H20 1H22 2H21 Net WIB onshore lending movements ($bn) Markets income ($m)1 Perform Simplify

NZ – steady progress. 11 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack • Participated in around one third of all sustainable transactions in NZ • KiwiSaver default provider (one of only six providers) – 37k new customers • Agri market share up 17bps 55 58 61 62 32 32 31 31 1 1 Sep-21 1 Sep-20 Mar-22 1 Mar-21 88 91 93 94 Personal Business Mortgage 31 29 28 30 18 21 22 22 22 24 26 26 Mar-22 Sep-20 Mar-21 Sep-21 71 78 74 76 Transaction Savings Term Loans (NZ$m) Deposits (NZ$m) • Completed sale of Westpac Life NZ • Products for sale down 4% • Significant risk and regulatory projects underway – BS11, Liquidity, risk governance Perform Fix Simplify

Fully franked interim dividend – 61 cps. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack • Medium term outlook for return and growth • Sustainable payout ratio ~60-75% (ex notable items) • Dividend yield 5%1, fully franked 7.2%1 • Seek to neutralise DRP with no discount on DRP market price Dividends per ordinary share (cents) Dividend payout ratio (%) Dividend considerations 1 Based on 31 March 2022 closing price of $24.24. 1H21 2H21 1H22 Cash earnings 60 121 69 Cash earnings (ex notable items) 56 70 69 80 31 58 60 61 0 1H20 2H19 2H20 1H22 1H21 2H21 12

Financial results throughout this presentation are in Australian dollars and are based on cash earnings unless otherwise stated. Refer page 30 for definition. Results principally cover the 1H20, 2H19 and 1H19 periods. Comparison of 1H20 versus 2H19 (unless otherwise stated). Michael Rowland Chief Financial Officer

1H22 results summary. 1 Following the exit of Life Insurance expected in 2H22 of approximately 16bps. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 14 Core earnings ex notable items up 6% on 2H21 • Reduced costs by 10%, good progress on simplification, headcount down over 4,000 • Revenue down 3%, lower margins, impact of businesses sold • Credit quality continues to improve, most metrics back around pre-COVID levels • Well funded – higher deposits, well timed wholesale issuance • CET1 capital ratio 11.3%, pro forma1 11.5%, $5.5bn returned to shareholders • New CET1 operating range 11.0% – 11.5% from 1 Jan 23 Balance sheet strong

Notable items and simplification impacts. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 1 Contribution of businesses sold in respective period. For detail on the contribution of business under sale agreement and presented as Held for Sale refer to Westpac’s 2022 Interim Financial Results Announcement Section 5 Note 8. ($m after tax) 2H21 1H22 Remediation and litigation (172) (65) Write-down of goodwill & other assets (965) (154) Asset sales / revaluations (182) 213 Total cash earnings impact (1,319) (6) ($m) 1H21 2H21 1H22 Core earnings 88 152 25 Cash earnings 72 115 23 Notable items Contribution of businesses sold1 15 Included in businesses sold FY21 1H22 General Insurance ‒ Lenders Mortgage Insurance ‒ Vendor Finance ‒ Auto Finance & novated leasing NZ Life Insurance

1H22 Cash earnings ($m) 1H22 – 2H21. 1 NCI is non-controlling interests. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 1,815 3,134 3,101 3,095 1,319 565 73 2H21 Expenses 2H21 notable items Impairment charges (357) 2H21 excl. notable items Net interest income Tax & NCI1 Non-interest income 1H22 excl. notable items 1H22 notable items 1H22 (146) (168) (6) Core earnings up 6% 16 $131m reduction from sold businesses Up 71% Down 1%

5.2 2.6 6.0 (2.5) Business 0.1 Mar-21 Mortgages - Investor1 Personal (ex Auto) New Zealand (in A$) Institutional Mortgages - Owner occupier Sep-21 690.0 (1.7) 710.8 (1.0) 0.1 719.6 Mar-22 Other2 Auto Lending composition ($bn). Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 1 Includes Line of Credit and other mortgage movements. 2 Includes provisions. • Sale of wholesale dealer loan book ($1.0bn) • Auto run-off ($0.7bn) 17 Up $8.8bn or 1% Up $1.3bn in NZ$

Australian mortgages. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Lending flows ($bn)2 Mortgage balances ($bn) 1 Includes Line of Credit and other non owner occupied mortgages. 2 Chart may not add through due to rounding. Stock Sep-21 Stock Mar-22 Flow 1H22 Interest only 16 14 16 Fixed rate 38 40 39 Investor1 36 35 31 Composition (% of total) 266.3 275.1 290.1 295.3 174.6 168.5 165.5 163.0 Sep-21 Sep-20 Mar-21 Sep-21 Mar-22 Sep-20 Mar-22 Mar-21 34 458 Sep-21 New lending ex refinance Net refinance Property sale and other Paydown Mar-22 456 - (13) (18) 18 Investor contraction reflects: • Continued high run-off in interest only • Reduction in non-standard products i.e SMSF, reverse mortgage and foreign • Current policies and processes Owner occupied Investor1

0% 1% 2% 3% Mar-19 Mar-20 Mar-21 Mar-22 Tractor 3 year swap rate (spot) 310 110 33 15 ≤25bps 26≤50bps 51≤75bps 76bps+ 0.11 0.11 0.15 Capital & other 1.99 Liquid assets (7bps) 1.70 1.85 4bps 1H22 (1bp) 1.98 1.88 2H21 Notable items 2H21 excl. notable items - (15bps) 4bps Treasury & Markets Loans 1.87 Customer deposits Funding 1bp Margins down from low rates & intense competition. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Net interest margin (% and bps) 1 Exit margin refers to margin for the month of March-22 excluding Treasury & Markets. 2 Excludes mortgage offset balances. 3 Tractor is the blended average rate earned on hedged capital and low rate deposits. Exit margin 1.68%1 Treasury & Markets impact on NIM NIM excl. Treasury & Markets 19 Australian deposits2 by interest rate bands ($bn) Tractor rate3 (%) • Capital $54bn: 3yr hedge • Deposits $65bn: 3yr hedge

Margin drivers – ex Treasury & Markets.[1]

	1H22 movement detail	2H22 considerations
Interest rates	• Cash rate 10bps • 3yr swap rates increased ~200bps to 2.57%	• Rising rate environment, Westpac Economics' forecast cash rate of 1.75% by end of CY22
Lending *1H22 (15bps)*	• (4bps) fixed rate mortgages (rate and mix) • (4bps) variable mortgages competition and front book/back book pressure • (3bps) business & institutional lending • (2bps) New Zealand mortgages	• Fixed rate impact dissipating, March flow ~24% • Very competitive environment • Business and NZ pressure reducing
Deposits *1H22 4bps*	• At call and term deposit repricing in 2Q22	• Full period impact of repricing
Hedged balances *1H22 (~1bp)*	• Tractor drag ~1bp in 1H22 • Lengthened capital hedge back to 3 years (from 1 year) provided benefit compared to deposits	• Tractor to be a benefit as higher rates roll through – Deposit tractor 60bps in 1H22 – Capital tractor 69bps in 1H22
Liquidity *1H22 (7bps)*	• Liquidity build for CLF phase out	• Minimal impact – liquidity build largely complete

1 The information on this page contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. They have been based upon management's expectations and beliefs concerning future developments and their potential effect on Westpac. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied in such statements. Investors should not place undue reliance on forward-looking statements and statements of expectation. Except as required by law, Westpac is not responsible for updating, or obliged to update, any matter arising after the date of this presentation. The information in this page is subject to the information in Westpac's ASX filings, including in its 2022 Interim Financial Results and elsewhere in this presentation.

20 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Non-interest income excluding notable items.1 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack • Insurance business exits ($125m) • Funds income down from lower fees following Panorama migration • Revaluation of Life policyholder liabilities • Increased customer demand in fixed income and FX • Lower DVA - wider credit spreads $73m • GI distribution payment $25m (one off) • Increased card spend $19m 1 Excluding notable items. References to notable items in this page include provisions related to estimated customer refunds, payments, and asset sales/revaluations. Net fees1 up $30m 4% Wealth & insurance1 down $185m 29% Trading and other1 up $9m 2% 356 345 353 300 295 308 148 175 184 815 1H21 2H21 1H22 804 845 Other fees Cards & merchants Business & institutional 394 358 366 90 153 113 94 86 9 1H21 683 629 24 28 2H21 41 1H22 444 Other Funds Life insurance Divested businesses 453 262 339 18 143 75 405 1H21 2H21 1H22 471 414 Other Trading 21

Markets & Treasury income.1 1 Markets income includes net interest income and non-interest income but excludes derivative valuation adjustments. Markets non-customer and Treasury income ($m) Markets customer income ($m) Up 28% in 1H22 from stronger Treasury contribution. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 235 282 444 459 482 396 568 127 114 174 148 75 25 34 1H19 1H20 2H19 421 2H20 1H21 2H21 1H22 362 396 618 607 557 602 Treasury Markets non-customer 438 455 420 363 335 340 370 2H21 2H20 1H20 2H19 1H19 1H21 1H22 22

7,302 5,700 5,135 5,366 231 (142) 2H21 Notable items Notable items Excl. notable items SBD Invest (excl. Fix) Fix one-off Ongoing expenses Excl. notable items 1H22 (170) (1,602) (188) (65) 1H22 – 2H21 expenses ($m). Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Down 10% ex notable items Down 27% 23 • Lower amortisation following WIB write-off • Completion of key mortgage platform projects • Reduction in 3rd party spend ($78m) • Higher annual leave utilisation ($80m) • Lower property costs • Partly offset by annual salary and super increases • Investment typically higher in 2H of year

Progress on $8bn cost target.1 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 1 This page contains 'forward-looking statements' and statements of expectation. Please refer to the disclaimer on page 132. The $8bn FY24 cost target is subject to completion of sales of specialist business by end of FY23 which will depend on final terms with counterparties and regulatory approvals. Expenses ($bn) 0.5 0.6 0.5 0.4 0.4 0.4 0.7 1.6 0.2 4.4 1H22 2H21 1H21 4.7 4.3 6.0 7.3 5.4 Notable items Specialist businesses Fix - one-off WBC ongoing 24 2H22 costs expected to be 0 - 2% lower than 1H22 ex-notable items Full period impact of reduced headcount and office space Seasonality in investment spend – typically higher in second half Small rise in Fix spending, particularly in NZ

Select cost reset targets.[1]

	Metric	FY20 Baseline	1H22	FY24
Portfolio simplification	• Sale of non-core businesses • Completion of sales	1 under sale agreement	1 under sale agreement 6 completed	9 transactions completed
Business simplification	• Mortgages processed on digital origination platform[2]	32%[2]	82%	100%
	• Consumer sales via digital[3]	42%	45%	70%
	• Branch transactions[4]	29 million	22.2 million ann.	~40% less
	• Number of products[5]	1,191	959	~450
Organisational simplification	• Complete Fix spend	$1.1bn	$0.5bn	-
	• Offshore locations[6]	8	6	4
	• Reduce third party and contractor spend >$200m per annum		$78m	$200m p.a
	• Reduce head office roles and corporate space ~ more than 20%[7]		(8%)	(20%)

1 This page contains 'forward-looking statements' and statements of expectation. Please refer to the disclaimer on page 132. 2 Percentage of home loan applications through digital mortgage origination platform for 1st party lending (excl. RAMS). FY24 target refers to both 1st and 3rd party across Consumer and Business. 3 Refer to page 130 for definition. 4 Reduction to FY24 represents decrease on baseline. 5 Includes products for sale and not for sale across Australia and New Zealand, except for business lending and institutional products which are for sale only. 6 Represents international locations excluding New Zealand and Westpac Pacific. 7 Corporate space represents head office and operations and excludes branches and business banking centres.

25 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Credit quality metrics improved. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 1 TCE is total committed exposure. Stressed exposures as a % of TCE1 Australian mortgage delinquencies (%) Australian unsecured 90+ day delinquencies (%) 0.20 0.15 0.17 0.20 0.26 0.19 0.19 0.14 0.35 0.37 0.43 0.50 0.80 0.66 0.68 0.56 0.59 0.57 0.50 0.62 0.85 0.75 0.49 0.40 Mar- 17 Mar- 18 Mar- 19 Mar- 20 Sep - 21 Mar- 21 Sep - 20 1.32 Mar- 22 1.10 1.14 1.09 1.10 1.91 1.60 1.36 Watchlist & substandard 90+ day past due and not impaired Impaired 26 0.88 1.47 0.0 1.0 2.0 3.0 4.0 Mar-19 Sep-19 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 90+ day delinquencies 30+ day delinquencies 1.64 0.50 1.50 2.50 Mar-19 Sep-19 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22

Impairment provisions. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack At Sep 2021 At Mar 2022 Forecast period 2022 2022 2023 GDP growth 7.4% 5.5% 2.7% Unemployment 4.0% 3.8% 3.9% Residential property price increase/(decrease) 5.0% 1.6% (7.0%) Forecasts used in base case economic scenario5 Total impairment provisions1 ($m) Provision coverage Sep-20 Mar-21 Sep-21 Mar-22 Provisions to Credit RWA 171bps 159bps 140bps 130bps Provisions to TCE 58bps 51bps 44bps 40bps IAP to impaired assets 41% 47% 54% 48% 412 564 832 501 943 1,327 1,131 989 1,578 1,806 1,606 1,262 818 853 791 794 958 647 1,136 Mar-22 5,508 171 5,007 Sep-19 Mar-21 Sep-21 3,922 4,682 Overlay2 Stage 3 CAP3 Stage 1 CAP3 Stage 2 CAP3 Stage 3 IAP4 27 1 Includes provisions for debt securities. 2 Overlay from Mar-20 includes New Zealand overlay. Overlay from Sep-21 shows portfolio overlays. 3 CAP is Collectively Assessed Provision. 4 IAP is Individually Assessed Provision. 5 GDP and Residential property price growth is annual growth to December each year. Unemployment rate forecast is at year end. Forecast date is 21 February 2022.

Credit impairment charge / (benefit) composition. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Individually assessed provisions ($m). Collectively assessed provisions Total 283 144 466 97 (147) (194) (203) (166) 438 318 296 218 366 (640) (777) (10) 940 (372) (218) 139 1H21 2H21 1H22 2H20 1H21 1H22 2H21 1H22 2H20 1H22 2H20 1H21 2H21 2H20 1H21 2H21 2H20 1H21 2H21 1H22 28 New IAPs Write-backs & recoveries Write-offs direct Other movement in CAP

10.25% 0.75% Capital – returned $5.5bn to shareholders. • Minimal RWA impact expected from updated Basel III standards CET1 Capital (%, bps) New CET1 operating range 11.0% - 11.5% (From 1 Jan 2023) Westpac operating range Sep-21 12.32 Cash earnings Final dividend Buy- back RWA Other Divest- ments Mar-22 67bps 11.33 (76bps) (48bps) (70bps) 15bps 13bps • 1.00% Countercyclical buffer • 1.00% D-SIB buffer • 3.75% Capital conservation buffer • 4.50% Minimum CET1 Management buffer above CCB Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 29 11.0% 11.5% 11.49% pro forma after sale of Life Insurance Mainly from $16.3bn increase in IRRBB RWA

2H22 Considerations.[1]

Net interest income	• Owner occupied mortgage growth to continue; improve investor lending performance • Exit margin[2] excl. Tsy & Markets for March 2022 ~1.68%
Non-interest income	• Increased economic activity to benefit • Life divestment releases 16bps of capital but sees a $1bn notable item
Expenses	• 2H22 costs (ex notable items) expected to be 0% – 2% lower than 1H22
Credit quality	• Credit metrics expected to remain healthy

1 This page contains 'forward-looking statements' and statements of expectation. Please refer to the disclaimer on page 132. 2 Exit margin is net interest margin excluding Treasury and Markets for the month of March 2022.

30 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Financial results throughout this presentation are in Australian dollars and are based on cash earnings unless otherwise stated. Refer page 30 for definition. Results principally cover the 1H20, 2H19 and 1H19 periods. Comparison of 1H20 versus 2H19 (unless otherwise stated). Peter King Chief Executive Officer

Supporting the transition to a net zero economy.

Improving our direct climate performance

- On track to reduce scope 1 and 2 emissions by 65% by the end of FY22[1]
- On track to reduce scope 3 supply chain emissions by 35% by 2030[1]
- Targeting 100% of our electricity consumption from renewables by 2025
- Carbon neutral[2] in Australia since 2012
- Moving vehicle fleet to hybrid / electric
- 2,900+ employees trained on ESG fundamentals
- 200+ employees completed ESG program with Monash University and Climateworks Centre

Helping customers transition to net zero

- 39 new sustainable finance transactions Group-wide in 1H22 with a total market value of $36 billion[3]
- Largest bank lender to greenfield renewable energy projects in Australia for past 5 years[4]
- NZ structured 32% of sustainable finance transactions from local borrowers in 1H22
- Engaging institutional customers on their transition plans
- Progressing portfolio targets and financing strategies for sectors representing the majority of our financed emissions to support a net zero economy by 2050
- Exiting thermal coal mining[5] by 2030

Collaborating for impact

- Reporting in line with TCFD and SASB[6]
- Commenced reporting financed emissions in 2021
- Joined the Australian Industry Energy Transitions Initiative
- Participating in the Clean Energy Regulator's Corporate Emissions Reductions Transparency reporting pilot
- Joined the TNFD[7] Forum to support the development of a nature-related financial disclosure framework

New or completed in 1H22

1 Against 2016 baselines. 2 Accredited by Climate Active. 3 Sustainable finance transactions refers to green, social, sustainability, sustainability-linked and re-linked loans and bonds. The $36 billion represents the full amount of the transactions we participated in, not an amount held on our balance sheet.. 4 IJGlobal and Westpac Research data. 5 Thermal coal customers defined as those generating more than 25% of revenues from thermal coal, or in the case of a stand-alone mine, more than 35% of volumes from thermal coal. 6 Taskforce on Climate-related Financial Disclosures (TCFD) and Sustainability Accounting Standards Board (SASB), since 2017. 7 Taskforce on Nature-related Financial Disclosures (TNFD).

32 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 1 Forecasts from Westpac Economics. FY22 – Solid outlook, some economic uncertainty. 33 Australian economic forecasts1 Dec-22 Dec-23 Cash rate 1.75% 2.25% GDP 4.5% 2.5% Unemployment rate 3.2% 3.4% Inflation 5.6% 2.6% Credit growth 5.7% 4.3% Housing price forecasts (2%) (8%) • GDP growth above average in 2022, slowing in 2023 • Unemployment to hit historic lows • Credit growth to remain sound but moderating • Housing prices likely to moderate

2H22 Areas of focus. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 34 Fix Simplify • Complete CORE program ‘implement’ activities • Announce transactions for Super and Platforms • Continue digital transformation Perform • Build on loan momentum − Continue progress in Business/Institutional − Improve performance in investor mortgages • Deliver on cost reset • Finalise climate pathways for top emitting sectors

Investor Discussion Pack Fix. Simplify. Perform.

Overview

Overview

Westpac Group at a glance.

Our Purpose: Helping Australians and New Zealanders succeed.

- Australia's first bank and oldest company founded in 1817
- Australia's 3rd largest bank and 31st largest bank in the world, ranked by market capitalisation[1]
- Strong market share in key products
- Capital ratios are in the top quartile globally
- Credit ratings[2] AA- / Aa3 / A+
- Supporting the transition to a net zero economy by 2050

Westpac Group

Key statistics at 31 March 2022

Customers	**12.6m**
Australian household deposit market share[3]	**21%**
Australian mortgage market share[4]	**21%**
Australian business credit market share[4]	**15%**
New Zealand deposit market share[5]	**18%**
New Zealand consumer lending market share[5]	**18%**

Key financial data for 1H22

Reported net profit after tax	**$3,280m**
Cash earnings	**$3,095m**
Expense to income ratio[6]	**53.9%**
Common equity Tier 1 capital ratio (APRA basis)	**11.3%**
Return on equity[6]	**8.7%**
Total assets	**$964.7bn**
Total liabilities	**$894.4bn**
Market capitalisation[7]	**$85bn**

1 31 March 2022 Source: S&P Capital IQ, based in US$. 2 S&P Global Ratings, Moody's Investors Service and Fitch Ratings respectively. All three credit rating agencies have Westpac Banking Corporation on a stable outlook. 3 APRA Banking Statistics, March 2022. 4 RBA Financial Aggregates, March 2022. 5 RBNZ, March 2022. 6 Cash earnings basis. 7 Based on share price at 31 March 2022 of $24.24.

37 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

1H22 cash earnings.

Results

	2H21 ($m)	1H22 ($m)	Change 1H22-2H21 (%)
Net interest income	8,245	**8,028**	(3)
Non-interest income	1,994	**1,931**	(3)
Expenses	(7,302)	**(5,366)**	(27)
Core earnings	2,937	**4,593**	56
Impairment benefit/(charge)	218	**(139)**	(Large)
Tax and non-controlling interests (NCI)	(1,340)	**(1,359)**	1
Cash earnings	1,815	**3,095**	71
Add back notable items (after tax)	1,319	**6**	(100)
Cash earnings ex-notable items	3,134	**3,101**	(1)
Reported net profit	2,015	**3,280**	63

1 NCI is non-controlling interests.

Cash earnings 1H22 – 2H21 ($m)



6% AIEA growth mostly from liquid assets. NIM down 13bps of which 7bps due to increase in liquid assets
Lower income following the sale of businesses, lower wealth and life insurance income, partly offset by higher trading and fee income
Lower expenses from simplification initiatives, lower third party spend and the completion of some programs
Moved from an impairment benefit to an impairment charge mostly due to an increase in provision overlays
1,815
1,319
3,134
(168)
(146)
565
(357)
73
3,101
(6)
3,095
Down 1% ex-notable items
Up 71%
2H21
Add back notable items
2H21 ex-notable items
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI¹
1H22 ex-notable items
Notable items
1H22

38 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

1H22 cash earnings.

Results

	1H21 ($m)	1H22 ($m)	Change 1H22-1H21 (%)
Net interest income	8,469	**8,028**	(5)
Non-interest income	2,330	**1,931**	(17)
Expenses	(5,981)	**(5,366)**	(10)
Core earnings	4,818	**4,593**	(5)
Impairment benefit/(charge)	372	**(139)**	(Large)
Tax and non-controlling interests (NCI)	(1,653)	**(1,359)**	(18)
Cash earnings	**3,537**	**3,095**	**(12)**
Add back notable items (after tax)	282	**6**	(98)
Cash earnings ex-notable items	**3,819**	**3,101**	**(19)**
Reported net profit	**3,443**	**3,280**	**(5)**

1 NCI is non-controlling interests.

Cash earnings 1H22 – 1H21 ($m)



7% AIEA growth mostly from liquid assets. NIM down 22bps of which 8bps due to increase in liquid assets. Lower loan spreads from competition and portfolio mix partly offset by higher deposit spreads
Lower income following the sale of businesses, lower trading income, wealth and insurance income, partly offset by higher fee income
Lower expenses from simplification initiatives, lower third party spend, partly offset by annual salary increases and other CPI increases
Moved from an impairment benefit to an impairment charge, mostly from an increase in provision overlays
3,537
282
3,819
(377)
(255)
101
(511)
324
3,101
(6)
3,095
Down 19% ex-notable items
Down 12%
1H21
Add back notable items
1H21 ex-notable items
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI[1]
1H22 ex-notable items
Notable items
1H22

39 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

1H22 financial snapshot.

Results

	1H22	Change 1H22 – 2H21	Change 1H22 – 1H21
Earnings[1]			
Earnings per share (cents)	**85.4**	73%	(12%)
Core earnings ($m)	**4,593**	56%	(5%)
Cash earnings ($m)	**3,095**	71%	(12%)
Return on equity (%)	**8.73**	371bps	(146bps)
Dividend (cents per share)	**61**	2%	5%
Expense to income ratio (%)	**53.88**	(Large)	(150bps)
Net interest margin (%)	**1.85**	(14bps)	(24bps)
Credit quality			
Impairment charge/(benefit) to average gross loans (bps)	**4**	(10bps)	(15bps)
Impaired assets to gross loans (bps)	**23**	(7bps)	(7bps)
Impaired provisions to impaired assets (%)	**48.0**	(6ppts)	1ppt
Total provisions to credit RWA (bps)	**130**	(10bps)	(29bps)
Collectively assessed provisions to credit RWA (bps)	**116**	(1bp)	(26bps)

	1H22	Change 1H22 – 2H21	Change 1H22 – 1H21
Balance sheet			
Total assets ($bn)	**964.7**	3%	8%
Common equity Tier 1 (CET1) capital ratio (APRA basis) (%)	**11.33**	(99bps)	(101bps)
CET1 capital ratio (Internationally comparable[2]) (%)	**17.36**	(81bps)	(72bps)
CET1 capital ($bn)	**52.1**	(3%)	(2%)
Risk weighted assets (RWA) ($bn)	**460.0**	5%	7%
Average interest-earning assets ($bn)	**872.1**	6%	7%
Loans[3] ($bn)	**719.6**	1%	4%
Customer deposits[3] ($bn)	**600.9**	4%	9%
Net tangible assets per share ($)	**17.2**	2%	4%
Funding and liquidity			
Customer deposit to loan ratio (%)	**83.5**	186bps	375bps
Net stable funding ratio[4] (%) (NSFR)	**125**	-	2ppts
Liquidity coverage ratio[5] (%) (LCR)	**137**	8ppts	13ppts
Total liquid assets[6] ($bn)	**244.1**	7%	25%

1 All measures on a cash earnings basis. 2 Internationally comparable methodology aligns with the APRA study titled 'International Capital Comparison Study' dated 13 July 2015. 3 Includes items classified as held for sale. 4 NSFR is reported on a spot basis. 5 LCR is reported on a quarterly average basis. 6 Total liquid assets represent cash, interbank deposits and assets eligible for existing repurchase agreements with a central bank.

40 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Results

Cash earnings and reported net profit reconciliation.

Cash earnings[1] policy

- Westpac uses a measure of performance referred to as cash earnings to assess financial performance at both a Group and segment level
- This measure has been used in the Australian banking market for over 15 years and management believes it is currently an effective way to assess performance for the current period against prior periods and to compare performance across segments and across peer companies
- To calculate cash earnings, reported net profit is adjusted for:
  - Material items that key decision makers at Westpac believe do not reflect our operating performance
  - Items that are not normally considered when dividends are recommended, such as the impact of economic hedges
  - Accounting reclassifications between individual line items that do not impact reported results

	1H22 ($m)	Change 1H22 - 2H21 (%)	Change 1H22 - 1H21 (%)
Cash earnings	**3,095**	71	(12)
Cash EPS (cents)	**85.4**	73	(12)
Reported net profit	**3,280**	63	(5)
Reported EPS (cents)	**90.5**	65	(4)

Reported net profit and cash earnings ($bn)



Reported profit
Cash earnings
8.0
8.1
8.1
8.1
6.8
6.8
2.3
2.6
5.5
5.4
3.3
3.1
FY17
FY18
FY19
FY20
FY21
1H22

Reported net profit and cash earnings adjustments ($m)

	2H21	1H22
Reported net profit	2,015	**3,280**
Fair value (gain)/loss on economic hedges	(184)	**(204)**
Ineffective hedges	(16)	**19**
Cash earnings	1,815	**3,095**

1 Cash earnings is not a measure of cash flow or net profit determined on a cash accounting basis, as it includes non-cash items reflected in net profit determined in accordance with AAS (Australian Accounting Standards). The specific adjustments outlined include both cash and non-cash items. Cash earnings is reported net profit adjusted for material items to ensure they appropriately reflect profits available to ordinary shareholders. All adjustments shown are after tax. For further details refer to page 121.

41 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Customer franchise.

Customer franchise

MFI share[1,2]



Westpac
St.George brands
15.8%
5.4%
10.4%
15.6%
5.4%
10.2%
15.7%
5.2%
10.5%
16.4%
5.3%
11.0%
2H20
1H21
2H21
1H22



Westpac
St.George brands
Peers
15.0%
28.8%
11.5%
16.4%
5.3%
11.0%
Peer 1
Peer 2
Peer 3
Westpac Group

Customer numbers[3] (#m)



Australian banking
New Zealand
Other[4]
12.8
1.2
1.3
10.3
12.8
1.1
1.3
10.3
12.6
1.0
1.4
10.3
Mar-21
Sep-21
Mar-22

Customer satisfaction (CSAT)[2]

Net Promoter Score (NPS)[2]



Consumer
Westpac
St.George brands
Peers
7.7
7.6
7.5
7.5
Aug-19
Feb-20
Aug-20
Feb-21
Aug-21
Feb-22
Westpac
St.George brands
Peers
6.2
6.1
5.0
3.0
0.7
Aug-19
Feb-20
Aug-20
Feb-21
Aug-21
Feb-22
Business
Westpac
St.George brands
Peers
7.7
7.3
7.3
7.2
6.9
Aug-19
Feb-20
Aug-20
Feb-21
Aug-21
Feb-22
Westpac
St.George brands
Peers
8.9
-5.2
-8.3
-8.9
-18.6
Aug-19
Feb-20
Aug-20
Feb-21
Aug-21
Feb-22
New Zealand
Westpac
Peers
77
75
69
64
61
Sep-19
Mar-20
Sep-20
Mar-21
Sep-21
Mar-22
Westpac
Peers
38
31
27
23
10
Sep-19
Mar-20
Sep-20
Mar-21
Sep-21
Mar-22

Charts may not add due to rounding

1 Main Financial Institution for Consumer customers. Data at February 2022. 2 Refer page 130 for details of the metric provider. 3 Customer numbers related to businesses sold, held for sale or in run-off at March 2022 have been excluded from prior periods. 4 Other includes WIB, Westpac Pacific and, Platforms, Investments and Superannuation customers.

42 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Customer franchise

Supporting customers.

Customers at the centre of what we do.

Helping customers

- Supported around 24,000 customers[1] through hardship
- ~1,900 consumer and 395 business customers with total loans of $403m have been granted flood-related hardship support[2]
- 647 customers in hardship with a savings buffer[3]
- Established $2m fund to support flood-affected small businesses
- 12,700 customers assisted through specialist vulnerable customer teams

Migrating to digital

- Acquisition of MoneyBrilliant with capability available in Westpac's app by end-2022
- New digital business lending process established
- New Westpac app released to Android device users
- Customers applied gambling stops on over 21,000 credit and debit cards in 1H22

Insight / expertise / security

- Over 25,000 payments with abusive messages stopped in 1H22
- Real-time blocking of potential scams saving $6m for 69,000 customers since January 2022
- Digitising 400+ manual processes by end-2022 allowing customers to do more online


50





1 Includes business and consumer customers as of end-April 2022. 2 As of end-April 2022. 3 In May 2021, Westpac announced a new policy that allows customers entering hardship arrangements to build a savings buffer. Westpac will work with customers to introduce a short-term savings buffer of at least $100 per month when calculating hardship payments, freeing up some money for urgent expenses, paying off higher interest debts or saving for a rainy day.

43 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Customer franchise

Investing in the Westpac digital experience.

The Westpac app.

New app experience enabled for Android and iOS

- 200+ features and capabilities
- 2.5m customers using the app
- Rolling out to business customers by end-2022


9:41
Contact us
Sign out
HOW CAN WE HELP YOU TODAY?
Search your banking
Accounts
New account
Westpac Choice
$469.30
Westpac Life
$15,780.40
Altitude Black Mastercard
-$3,469.01
Pay now
2 hidden accounts
12:30
Contact us
Sign out
FAST TRACK YOUR SAVINGS GOALS.
Search your banking
Accounts
Westpac Choice
-$3,469.01
Altitude Black World Mastercard
-$3,469.01
BT Super
$139,469.01
Payments

Protect me

- Introduced behavioural pattern scam and fraud prevention capabilities[1]
- Dynamic CVC capability reducing rate of fraud by more than 50%[2] since 2021
- Real-time scam blocks for suspect online transactions from overseas retailers, with 69k customers saving $6m since January 2022, and continuing to scale-up
- Strengthened Electronic Verification to help detect identity fraud
- Expanded gambling stop functionality

Help manage my money

- Net financial position available on home screen
- Enhanced personalised daily payment limits in the app
- Helping customers to plan their spend with upcoming payments visibility
- Cross-account transaction search capability
- Cashflow and spend analysis tools into the app by end-2022

Improve my digital experience

- Fast sign-ins
- Tap on the mobile to activate card
- Enhanced quick balance and cardless cash capability
- Personalised messages helping customers effectively use their banking products
- Supporting customers to adopt digital services via QR codes[3]

1 Behavioural biometrics currently available for St.George, Bank of Melbourne, and BankSA. 2 Compared to customers using static CVC. 3 QR codes available to bankers.

44 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Customer franchise

Investing in the Westpac digital experience.

The Westpac app.

More functionalities through the app

- More self-service opportunities for customers with capability to better manage daily payment limits within the app, usage up 8% in 1H22 reducing calls to contact centres
- New digital onboarding experience for new to bank customers opening deposit accounts
- Term deposit renewal instructions now available through the app[1]
- Ability to apply online for mortgages and top ups[2], track applications, accept offer letters and monitor settlement via the app
- Introduction of Digital Finance Application for business lending


Contact us
Sign out
HOW CAN WE HELP YOU TODAY?
Search your banking
Accounts
New account
Westpac Choice
$469.30
Westpac Life
$15,780.40
Altitude Black Mastercard
-$3,469.01

Developments in 2H22 and beyond

- New app experience to Westpac business customers by end-2022
- Money management functionality available by end-2022 and will provide customers with:
  - Transaction categorisation including personal categories
  - Financial education
  - Spend analysis with trends
  - Cash flow analysis of income and expenses
- Digitising more than 400 manual processes by end-2022

Improving digital sales and services

- 22% increase in mobile only active customers since iOS launch (February 2021)
- Dynamic CVC used on average by 10,000 customers per day in March 2022
- Apply for and manage credit cards via the app, with 83% of credit cards sold via digital in 1H22, up from 71% in 2H21
- Customers can choose which channel to use across a larger product and service range
- 2.1m digital password resets in the app in 1H22, up 10% on 2H21


Contact us
Sign out
FAST TRACK YOUR SAVINGS GOALS.
Search your banking
Accounts
Westpac Choice
Altitude Black World Mastercard
BT Super
Payments

Digital experience recognition

- 2022 Mozo Experts Choice Awards for Excellent Banking App: Bank of Melbourne, BankSA, and St.George
- 2022 DBM Australian Financial Awards for Best Major Digital Business Bank: Westpac
- Paris Design Awards Gold Place for new Digital Service or Application: Westpac & Meld CX for their Viana (visual analytics) concept
- Customer satisfaction: iOS App Store rating of 4.3 out of 5

1 Capability for customers to manage their term deposit through provision of pre-maturity instructions currently available for St.George, Bank of Melbourne, and BankSA. 2 Top Ups currently available for St.George, Bank of Melbourne, and BankSA.

45 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Investing in the Westpac digital experience.

Customer franchise

Other improvements and developments.







Merchant support

Next generation smart terminals

- Improved experience for merchants and their customers from
  - Enhanced user accessibility
  - Simple fee structure
  - Fast payments and access to funds through instant settlement
- Android-based with potential of add-on services and apps coming later in 2022
- Smoother experience for vision impaired customers
- Ability to add a surcharge to manage cost of payments acceptance
- ~100,000 existing terminals will be upgraded in the next 24 months

Mortgages

- Continued roll-out of our mortgage origination platform:
  - Completed roll-out to all brands[1] in FY21, commenced roll-out to brokers in 1H22
  - Roll-out of business mortgages[2] by end-2022
- Continuing to improve capabilities including digital verification using biometrics, updated calculators, and auto-income verification

% of loans settled via platform[3]	1H21	2H21	1H22
1st party	29	42	**64**
Broker	-	-	**6**

Better support customers

- Digital Banker provides a holistic view of customers, enabling bankers to serve customers more efficiently, with:
  - 360 degree visibility of a customer including accounts and products across brands
  - Identification and service guides for vulnerable customers
  - Better search capabilities across brand and segment
  - Ability for bankers to more easily record complaints
- Launch of Digital Credit Assessment Tool to provide business customers with faster lending application outcomes

1 Excluding RAMS. 2 For standalone business mortgages. 3 Percentage of home loan settlements (cumulative for the reporting period) through mortgage origination platform for 1st party lending (excl. RAMS) and broker.

46 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Customer franchise

Continued migration to digital.

Less physical

Australian ATMs (#)


2,133
1,399
1,352
1,270
1,153
Down 9%
Down 15%
Mar-20 Sep-20 Mar-21 Sep-21 Mar-22

Australian branches (#)[1]

At 31 March 2022
we had 10 co-located branches[2]


933
931
891
851
781
Down 8%
Down 12%
Mar-20 Sep-20 Mar-21 Sep-21 Mar-22

Call Centre Volume (#m)

Increased Westpac mobile
app self-serve capability


4.3
4.3
3.9
3.8
3.4
Down 12%
Down 12%
1H20 2H20 1H21 2H21 1H22

Branch OTC[3] transactions (#m)


16.5
12.5
12.9
11.7
11.1
Down 5%
Down 14%
1H20 2H20 1H21 2H21 1H22

More digital

Digitally active customers (#m)


5.04
5.09
5.15
5.24
5.31
Up 1%
Up 3%
Mar-20 Sep-20 Mar-21 Sep-21 Mar-22

Accounts with eStatements[5]


eStatements (%)
Number (#m)
52
55
58
60
62
10.5
11.2
11.9
12.3
12.7
Up 3%
Up 7%
Mar-20 Sep-20 Mar-21 Sep-21 Mar-22

Sales via digital (%)[4]


37
42
41
45
45
flat
Up 10%
1H20 2H20 1H21 2H21 1H22

Digital transactions[6] (#m)


267
277
298
316
334
Up 6%
Up 12%
1H20 2H20 1H21 2H21 1H22

1 Includes all points of presence including Advisory, Community Banking Centres and Kiosks. Kiosks have been restated in comparatives. 2 Co-located branches refers to a single branch location where more than one brand operates. 3 Over the counter. 4 Refer to page 130 for definition 5. Numbers have been restated from prior periods as the methodology has been changed to increase the accuracy of account numbers and digital transactions. 6 Digital transactions include all payment transactions (Transfer Funds, Pay Anyone and BPAY) within Westpac Live and Compass, excl. Corporate Online and Business Banking online.

47 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

82% 99% 93% Customer Outcomes and Risk Excellence (CORE) program. 48 1 At 31 March 2022. Definitions of Completed, Submitted and Closed are as following: Completed means activities have been finalised but not yet submitted to Promontory Australia for assessment. Submitted means activities have been completed and submitted to Promontory Australia for assessment. Closed means activities have been completed and assessed by Promontory Australia as complete and effective. Governance Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Delivery of CORE activities yet to be completed 0 40 80 120 160 200 240 ~99% of Design activities complete ~95% of Implement activities targeted to be complete 100% of Embed activities targeted to be complete Design Implement Embed Classification of activities and % progress 1 63% 9% % complete 57% 8% % submitted 41% 4% % closed • CORE is a three-year program of work to strengthen risk governance, improve accountability and enhance our risk culture • CEO and Group Executive accountability for program delivery − performance measures in remuneration scorecards as agreed with regulators • Quarterly independent assurance by Promontory Australia • 19 workstreams, 82 deliverables and 343 activities − 210 (61%) activities completed, 194 (57%) activities submitted, and 157 (46%) activities closed1 − In 1H22 two deliverables and 16 activities added to program to further strengthen accountability, end-to-end processes and data management CY2021 CY2022 CY2023 Mar Jun Sept Dec Mar Jun Sept Dec Mar Jun Sept Dec

1H22 CORE progress.

Governance

CULTURE AND CLEAR ACCOUNTABILITIES

Employees have a greater understanding of their **accountabilities** in the context of **end-to-end customer processes** and **across the organisation**

All senior leaders have **defined risk accountabilities**

95% of employees **have a risk goal**

99% completion rate for **Code of Conduct** learning modules

Employee survey results on **risk culture** questions improved over last 18 months:

- ↑**6%** Constructive challenge
- ↑**4%** Safe to call out risks and/or concerns
- ↑**3%** Role clarity

END-TO-END RISK MANAGEMENT

Proactive risk management. Focus on **root cause analysis** and **emerging risks** to provide insights to management and the Board

~99% of **key controls** assessed in 1H22 assessed in accordance with **strengthened control standard requirements**

33% reduction in the six-month average of **severe, very high or high rated incidents**

88% of complaints resolved at first point

EMBEDDING THREE LINES OF DEFENCE (3LOD)

100% of **Second Line roles** hired against target capacity

Consistent implementation of **Control Self Assessments** by Line 1 and assurance processes from Line 2 and Line 3

Defined **First Line capability uplift requirements** for financial and non-financial risk classes

Implemented processes to **maintain and refresh the 3LOD target-state models and guides**

DATA QUALITY AND MANAGEMENT

Improving data through the identification of **~1,700 Critical Data Elements (CDEs)**

Dedicated management of a further **~100 CDEs** (~700 CDEs currently under management)

>99% of data incidents and problems have owners, defined action plans and due dates that are being tracked

23% improvement in the **Data Quality Management rating**

Consolidation of legacy complaints systems onto **one platform**

STRONGER OVERSIGHT AND IMPROVING EXECUTION

98% of technology investments aligned to initiatives agreed in our **strategic roadmaps**

>97% of new incidents owned within 8 days of recording

99% completion rate for **Risk in Change** learning modules by **change leaders and practitioners**

Tracking to plan on delivery of **key technology roadmaps**

49 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Collaborating for impact Helping when it matters most Backing a stronger Australia and NZ Our commitment to sustainability. Helping Australians and New Zealanders succeed. Sustainability • Sustainability disclosures in line with TCFD3 and SASB3 since 2017 • Reported financed emissions in 2021 • Joined the Australian Industry Energy Transitions Initiative • Joined the TNFD4 Forum to support the development of a nature-related financial disclosure framework • Safer Children, Safer Communities program – $18.4 million committed in multi-year funding to over 50 child safeguarding organisations since 2020 including partnerships with Save the Children and International Justice Mission • Child Safeguarding Position Statement released in 1H22 • Westpac's fifth Reconciliation Action Plan (RAP) to be released in 2H22 • Supported 1,500+ customers with a natural disaster relief package • $1.3 million in payments to approx. 450 small business customers impacted by the floods in NSW and QLD • 100,000+ people accessed our Recovery Hub – resources to manage financial stress • 12,000+ cases assisted by our specialist vulnerability teams • Partnership with Head Start Homes extended – a not-for-profit aiming to provide secure and stable homes to those living in community housing • Financial education resources offered through our Davidson Institute • Improved banking accessibility for 9,200+ Indigenous and remote Australians since the beginning of FY21 through Yuri Ingkarninthi, our Indigenous Connection Team • $2.8 billion in new lending to climate change solutions (TCE)1 • Westpac Scholars Trust awarded 100 new scholarships2 • Westpac NZ structured 32% of sustainable finance transactions executed by local borrowers in 1H22 • Completed a $250 million structured auto finance facility to fund electric vehicles and related features such as recharge equipment for consumer fintech lender, Plenti • Engaging institutional customers in high emitting sectors on their ambitions for climate change mitigation and their transition plans • Continued support for Indigenous- owned businesses, including spend on carbon credits from savannah fire management projects in Arnhem Land 1 Cumulative since 2020. See 2021 Sustainability Appendix for glossary. 2 Westpac Scholars Trust (ABN 35 600 251 071) is administered by Westpac Scholars Limited (ABN 72 168 847 041) as trustee for the Westpac Scholars Trust. Westpac Scholars Trust is a private charitable trust and neither the Trust nor the Trustee are part of the Westpac Group. Westpac provides administrative support, skilled volunteering, and funding for operational costs of Westpac Scholars Trust. 3 Taskforce on Climate-related Financial Disclosures (TCFD) and Sustainability Accounting Standards Board (SASB). 4 Taskforce on Nature-related Financial Disclosures (TNFD). Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 50

Sustainability

Taking action on climate change.

Progressing our Climate Change Position Statement and 2023 Action Plan.

Our principles

- A transition to a **net zero** emissions economy is required **by 2050**
- Economic growth and emissions reductions are **complementary goals**
- Addressing climate change creates **opportunities**
- Climate-related risk is a **financial risk**
- **Collective action, transparency** and **disclosure** matter

Our commitments and actions

Improving our direct climate performance

- **On track to reduce scope 1 and 2 emissions** by **65%** by the end of FY22[1]
- **On track to reduce scope 3 supply chain emissions** by 35% by 2030[1]
- On track to source **100%** our global electricity consumption from **renewables by 2025**
- **Carbon neutral**[2] in Australia since 2012
- **2,900+ employees trained on ESG fundamentals.** 200+ also completed a half day ESG program with Monash University and Climateworks Centre

Helping customers transition to net zero

- **39 new sustainable finance transactions** Group-wide in 1H22 with a total market value of $36 billion[3]
- **Largest bank lender to greenfield renewable energy projects** in Australia for the past 5 years[4]
- Developing **products/services to help customers transition** to a net zero economy
- **Progressing portfolio targets and financing strategies** for sectors representing the majority of our financed emissions to support a net zero economy by 2050
- **Exiting thermal coal[5] mining by 2030**; on an attributable basis, currently finance less than 0.5% of Australia's total thermal coal production

Collaborating for climate and nature-related impact

- Working with peer organisations, industry groups and NGOs including:
  - **Australian Industry Energy Transitions Initiative**
  - **Clean Energy Regulator's Corporate Emissions Reductions Transparency** reporting pilot
  - **UNEP[6] FI's** Principles for Responsible Banking
  - **TNFD[7] Forum**

1 Against 2016 baselines. 2 Accredited by Climate Active. 3 Sustainable finance transactions refers to green, social, sustainability, sustainability-linked and re-linked loans and bonds. The $36 billion represents the full value of the transactions we participated in, not an amount held on our balance sheet. 4 IJGlobal and Westpac Research data. 5 Thermal coal customers defined as those generating more than 25% of revenues from thermal coal, or in the case of a stand-alone mine, more than 35% of volumes from thermal coal. 6 UNEP is the United Nations Environment Programme. 7 Taskforce on Nature-related Financial Disclosures.

Climate Change Action Plan and Position Statement – westpac.com.au/sustainability

51 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Climate-related metrics.

Sustainability

Lending to climate change solutions
($bn, TCE)[1,2]


9.1
9.3
10.1
10.8
10.7
Sep-18
Sep-19
Sep-20
Sep-21
Mar-22

Electricity generation exposure
(% of TCE)[3]


2.8
0.7
4.3
13.2
79.0
TCE
$4.4bn
Renewable energy
Gas
Black coal
Liquid Fuel
Brown coal

Lending to electricity generation
in Australia and New Zealand (% of total)


79%
52%
48%
21%
Sep-12
Sep-13
Sep-14
Sep-15
Sep-16
Sep-17
Sep-18
Sep-19
Sep-20
Sep-21
Renewable
Non-renewable

Climate change solutions exposure
(% of TCE)[1]


2.1
1.5
2.0
3.5
8.8
48.3
33.9
TCE
$10.7bn
Green buildings
Renewable energy
Low carbon transport
Forestry
Waste
Adaptation infrastructure
Other

Charts does not add to 100 due to rounding

Emissions intensity
(tCO_2-e/MWh)[3,4]


0.75
0.72
0.69
0.26
0.25
0.26
FY19
FY20
FY21
Westpac electricity generation portfolio
National electricity market (NEM) benchmark
2025 target: below 0.23tCO2e/MWh

Mining exposure
($bn, TCE)[5]

Increase in coal exposure attributed to the metallurgical coal sub-sector


8.0
8.4
8.4
5.2
5.5
5.4
2.3
2.4
2.4
0.5
0.5
0.6
Total
Other mining
Oil and gas extraction
Coal - thermal & metallurgical
Mar-21
Sep-21
Mar-22

1 Climate solutions definition is available in our 2021 Sustainability Appendix. TCE is Total Committed Exposure. 2 Reduction in TCE due to amortisation of a number of significant project finance facilities. 3 Exposures in Westpac Institutional Bank only, at 30 September 2021. 4 Australia only. NEM benchmark is sourced from Australian Energy Market Operator. 5 Other mining includes iron ore, metal ore, construction material, exploration and services. Lending to thermal coal mining is 36% of total coal mining in Westpac Institutional Bank. Thermal coal customers defined as those generating more than 25% of revenues from thermal coal, or in the case of a stand-alone mine, more than 35% of volumes from thermal coal. All other coal customers or mines are deemed as metallurgical.

52 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Sustainability

Sustainable financing solutions.

Helping customers transition to a low carbon future.

Supporting our customers' transition to net zero

- 39 sustainable finance transactions Group-wide with a total market value of $36 billion[1]
  - Over 70% of the transactions were loans and the majority of these were Sustainability Linked Loans (SLLs) where pricing is linked to the customer's sustainability performance against targets
  - Up from eight transactions in 1H21 with a total value of $5 billion
- Financing 23 projects with combined capacity to power 2.6 million homes

Sustainable finance highlights

- Joint Green Bond Coordinator and Joint Lead Manager for GPT Wholesale Office Fund's (GWOF) inaugural $250 million green bond which will refinance GWOF assets that meet Climate Bonds Initiative's Low Carbon Buildings Criteria
- Sole Sustainability Coordinator for Genesis Energy's NZ$100 million SLL which was the first SLL in New Zealand aligned to the Climate Transition Finance Handbook

Green tailored deposits

Green term deposit balances up $1 billion in 1H22 to $2.1 billion

Assets supporting the green deposit pool are externally verified and certified annually, and can include renewable energy, low carbon transport, low carbon buildings and water infrastructure

Carbon trading and sales

Established carbon trading desk in Australia

Launched AUD spot carbon and Renewable Energy Certificates and progressed AUD carbon forwards trading capabilities, complementing our franchise in the NZ carbon market

1 Sustainable finance transactions refers to green, social, sustainability, sustainability-linked and re-linked loans and bonds. The $36 billion represents the full value of the transactions we participated in, not an amount held on our balance sheet.

53 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Strengthening diversity and inclusion.

Sustainability

Building a workforce that reflects the customers we serve through three areas of focus.

GENDER EQUALITY

Targets

- Maintain **50% (+/- 2%) women in leadership[1]** across Westpac; 49% at 1H22
- **40:40:20[2] gender balance for Board, Executives and General Managers** by 2030 women represent: 40% Board; 36% Executives; 42% General Mangers at 1H22
- **40% female Senior Executives[3]**; 41% at 1H22
- Leadership representation targets, including **50:50 gender shortlists**

Focus on pay equity

- **97% to 102%** pay comparison between genders across majority of levels
- **>5% pay gaps** between genders in same roles with same experience is being investigated and addressed

Recent policy changes

- Increased pay transparency[4]
- Increased paid parental leave for primary and support carers; special paid parental leave for premature births and pregnancy loss

CULTURAL DIVERSITY

Group-wide survey to understand cultural diversity of workforce

- **Inclusion & Diversity survey** conducted in 1H22
- **Results** to be finalised in 2H22 and used to better understand the diversity of our people and to inform future **policy, strategy and targets**

Awareness, training and development

- **300+** employees participated in leadership shadowing program in 1H22
- **1,000+** Cultural Diversity Employee Action Group members (representing 62 cultures) help promote awareness and advocate for greater cultural diversity in leadership

INDIGENOUS REPRESENTATION

Targeted development programs and career pathways

- **5th Reconciliation Action Plan** to be released in 2H22
- **Early career engagement** with Indigenous talent through traineeships and Career Trackers internship programs
- **4,800+** employees completed refreshed cultural competency training
- **'Join our mob'** campaign launched to attract new Indigenous employees
- **900+** Employee Action Group members working towards a shared vision of building a workplace that understands, respects and celebrates Indigenous employees

1 Women in Leadership refers to women in leadership roles. It includes the CEO, Group Executives, General Managers, senior leaders with significant influence on business outcomes (direct reports to General Managers and their direct reports), large (3+) team people leaders three levels below General Manager, and Bank and Assistant Bank Managers. 2 40:40 Vision is an initiative led by HESTA and supported by various industry partners including some large Australian fund managers, Chief Executive Women, the Workplace Gender Equality Agency and ACSI. Refers to 40% female, 40% male and 20% of any gender. 3 Defined as a combined Executive and General Manager population. 4 Employees can disclose salaries to other employees.

54 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Comprehensive sustainability reporting. A suite of disclosures for more information and depth. Sustainability 2021 Sustainability Supplement Available at westpac.com.au/sustainability Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 55 2021 Annual Report 2021 Annual Report FY21 Disclosure Standards FY21 Modern Slavery Statement Climate Change Position Statement and Action Plan Human Rights Position Statement and Action Plan FY21 Sustainability Datasheet

Earnings drivers

Revenue

Composition of lending and deposits.

Lending up 1% and deposits grew 4% over the half.

Composition of loans[1] (% of total)


1
12
2
10
11
64
Aust. mortgages
Aust. business
Aust. institutional
Aust. other consumer
New Zealand
Other overseas

Gross loans ($bn)


+NZ$1.3bn
695.0
715.4
2.9
2.6
6.0
(1.1)
(0.3)
725.5
(1.7)
723.8
Up 1%
Up 4%
Mar-21
Sep-21
Consumer
Business
WIB
New Zealand2
Other3
Mar-22
Businesses sold and run-off
Mar-22

Australian mortgage lending[1] ($bn)


444
456
51
(48)
458
Up 1%
Up 3%
Mar-21
Sep-21
New Lending
Run-off
Mar-22

Composition of deposits (% of total)


23
36
41
Term deposits
Savings
Transaction

Customer deposits ($bn)


+NZ$2.5 bn
550.3
580.3
9.8
6.1
5.4
0.3
(1.0)
600.9
Up 4%
Up 9%
Mar-21
Sep-21
Consumer
Business
WIB
New Zealand2
Other3
Mar-22

Australian deposits ($bn)


Term
Savings
Transaction
479
126
166
187
475
110
171
194
501
103
185
213
521
105
196
220
Sep-20
Mar-21
Sep-21
Mar-22

Charts may not add due to rounding.

1 Gross loans. 2 In AUD. The large difference between the NZD and AUD movement is due to a ~3% change in the exchange rate over the period; March 2022: 1.0759, September 2021: 1.0477. 3 Includes Group Businesses and Specialist Businesses, for gross loans excluding businesses sold and from run-off.

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1.96 1.88 1.87 1.70 0.13 0.11 0.11 0.15 2.09 Wholesale funding Deposits Loans Notable Items 1H21 2H21 ex - notable items 2H21 Capital Liquid assets (15bps) Treasury & Markets 1H22 1.99 1.85 (1bp) 1.98 4bps 1bp (7bps) 4bps Net interest margin. 58 Net interest margin (%) Net interest margin by division (%) Net interest margin (NIM) movement (%, bps) Revenue 58 NIM NIM ex notable items 1H21 2H21 1H22 1H21 2H21 1H22 Consumer 2.34 2.27 2.09 2.34 2.27 2.09 Business 3.86 3.69 3.33 3.68 3.43 3.33 WIB 1.26 1.24 1.17 1.26 1.24 1.17 NZ 2.06 1.94 1.98 2.07 2.00 1.96 Excluding Treasury & Markets and liquid assets down 10bps Treasury & Markets impact on NIM NIM excl. Treasury & Markets 2.17 1.85 2.06 1.70 1H17 2H17 1H18 2H18 1H19 2H19 1H20 2H20 1H21 2H21 1H22 NIM NIM excl. Treasury & Markets 0bp Margin ex Treasury & Markets down 17bps Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

803 813 845 593 476 416 453 262 339 18 139 75 1,867 1,690 1,675 1H21 2H21 1H22 370 333 335 110 49 38 1H22 1H21 382 2H21 373 480 369 348 344 378 387 429 80 72 1H21 57 2H21 845 1H22 815 804 Non-interest income. 59 Non-interest income contributors ($m) Net fee income ($m) Wealth management income ($m) Non-interest income contributors excluding notable items and businesses sold.1 1 Income for Businesses sold includes General Insurance, Lenders Mortgage Insurance, NZ Life Insurance and Vendor Finance, prior figures have been aligned to current presentation for comparability. Revenue Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Other non-risk fee income Net transaction fees Facility fees Other (incl NZ) Funds Australia Down 10% Down 1% Up 1% Up 4% Down 2% Down 20% 399 223 373 54 39 -34 18 139 75 471 401 414 1H21 2H21 1H22 Down 15% Up 3% Trading and other ($m) Trading DVA Other Fees Other Trading Wealth and insurance

Expenses

Expenses.

Expense movements 1H22 – 2H21 ($m)


Ongoing expenses down from simplification benefits1, lower leave provisions, lower third party spending, and write-down of certain assets in 2H21
Fix down from the completion of a number of initiatives including the initial design phase of CORE
Investment (ex Fix) down from lower investment spend1 as some projects completed, partly offset by increased spend on digital
7,302
(1,602)
5,700
(170)
(188)
(142)
(65)
5,135
231
5,366
Down $565m or 10%
2H21 Reported
Notable items
2H21 ex notable items
Ongoing expenses
Fix
Investment (ex Fix)
Specialist Businesses
1H22 ex notable items
Notable items
1H22 Reported

FTE (#)


40,143
(583)
(350)
(114)
(273)
38,823
Down 1,320 or 3%
Sep-21
BAU
Fix
Investment (ex Fix)
Specialist Businesses
Mar-22

FY24 $8bn cost target supporting assumptions

In setting an FY24 $8bn cost target we made certain economic and business exit assumptions:

- Inflation of 2.5% FY22-FY24
- Completion of sales of specialist businesses by end of FY23, which will depend on final terms with counterparties and regulatory approvals
- No material new regulatory costs/requirements
- Exchange rates: $1.09 NZD/AUD, $0.77 USD/AUD

Headcount (#)[2]	Mar-21	Sep-21	Mar-22
Direct	41,661	43,447	**41,088**
Third party	17,470	19,357	**17,442**
Total	59,131	62,804	**58,530**

1 Details of initiatives on page 61. 2 Headcount refers to total number of people. Direct includes people employed directly by Westpac including permanent and temporary staff, and contractors. Third party includes consultants and processing services.

60 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Expenses

Expenses.
Total investment spending.

Investment spend mix ($m)


Fix
Simplify
Perform
992
622
152
218
856
572
100
184
1,163
859
144
160
947
653
153
141
2H20
1H21
2H21
1H22

1 Refer page 48 for further detail on our progress on CORE. 2 Includes capitalised software, fixed assets and prepayments.

Fix
- Continued investment in our CORE program[1]
- Updated our AML/CTF systems
- Rectification of our electronic security register for business customers
- Expanded open banking capability to all brands and products
- Regulatory change updates across our systems and processes for DDO, anti-hawking and Basel III
- RBNZ's requirements including BS11 and Section 95

Simplify
- Continued to eliminate and rationalise the number of fees and products
- Launched new digital mortgage application process
- Launched an automated credit assessment tool, which helps to speed-up approval times for SME, Commercial and Private Wealth customers
- Further digitisation and automation of processes

Perform
- Completed the roll-out of Westpac mobile banking app to android users
- Increased digital self-serve options for customers
- Deployment of next generation merchant terminals

Investment spend ($m)	2H20	1H21	2H21	1H22
Expensed	384	502	720	**528**
Capitalised[2]	608	354	443	**419**
Total investment spend	992	856	1,163	**947**
Investment spend expensed	39%	59%	62%	**56%**

61 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

1H22 impairment charge of $139m. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 62 283 144 466 97 (147) (194) (203) (166) 438 318 296 218 366 (640) (10) 940 (372) (218) 139 2H20 1H21 2H21 1H22 2H20 1H21 2H21 1H22 2H20 1H21 2H21 1H22 2H20 1H21 2H21 1H22 2H20 1H21 2H21 1H22 (777) Impairment charges and stressed exposures (bps) Impairment charges ($m) New IAPs Write-backs & recoveries Write-offs direct Other mvmts in CAP Individually assessed Collectively assessed 4bps 110bps -100 0 100 200 300 400 -20 0 20 40 60 80 2008 2009 2010 2011 2012 2013 2014 2015 2016 1H17 2H17 1H18 2H18 1H19 2H19 1H20 2H20 1H21 2H21 1H22 Impairment charge to average loans annualised (lhs) Stressed exposures to TCE (rhs) Total Impairment charges Charge driven by higher overlays and increased weight to downside scenario.

Credit quality and provisions

Credit quality

Provisions.

Sound coverage; increase in overlays for uncertainties and floods.

Provisions for impairments

	Mar-21	Sep-21	Mar-22
Provisions to gross loans (bps)	79	70	**65**
Impaired asset provisions to impaired assets (%)	47	54	**48**
Collectively assessed provisions to credit RWA (bps)	142	117	**116**

Expected Credit Loss[1] (ECL) ($m)

$1.7bn in impairment provisions above the base case economic scenario


4,675
2,993
6,752
Reported probability-weighted ECL
100% base case ECL
100% downside ECL

Total impairment provisions[2] ($m)


Overlay 3
Stage 1 CAP
Stage 2 CAP
Stage 3 CAP
Stage 3 IAP
COVID-19
3,922
171
818
1,578
943
412
5,788
795
1,019
2,317
1,051
606
6,159
708
1,032
2,247
1,561
611
5,508
958
853
1,806
1,327
564
5,007
647
791
1,606
1,131
832
4,682
1,136
794
1,262
989
501
Sep-19
Mar-20
Sep-20
Mar-21
Sep-21
Mar-22
Downside weight increased to 45% from 40%
Higher overlays from supply chain disruption, labour shortages, inflation, asset price risks and floods
Lower provisions across all stages from improvement in credit metrics
Decrease driven by partial write-off of Forum exposure

1 Includes ECL Overlays and IAP. Excludes provisions for debt securities. 2 Includes provisions for debt securities. 3 Overlay from Mar-20 includes New Zealand overlay. Overlay from Sep-21 shows portfolio overlays.

64 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Credit quality

Provision cover by portfolio category.

Increase in portfolio overlays reflected in higher Stage 2 exposures.

Exposures as a % of TCE


Fully performing portfolio
Non-stressed but significant increase in credit risk
Watchlist & substandard
90+ day past due and not impaired
Impaired
92.10
93.10
92.25
91.65
5.99
5.30
6.40
7.25
0.85
0.75
0.49
0.40
0.80
0.66
0.68
0.56
0.26
0.19
0.19
0.14
Sep-20
Mar-21
Sep-21
Mar-22
Stage 1 reduction due to larger TCE transfer to Stage 2 from additional overlay provisions
Stage 2 increase partly driven by TCE transfer from Stage 1 from additional overlay provisions, partly offset by lower watchlist and substandard exposures from upgrades and repayments
Reduction in Stage 3 reflects improvement in 90+ day mortgage delinquencies and the partial write-off of Forum exposure

Provisioning to TCE (%)

	Sep-20	Mar-21	Sep-21	Mar-22
Stage 1 provisions				
Fully performing portfolio				
Small cover as low probability of default (PD)	0.11	0.10	0.09	**0.10**
Stage 2 provisions (includes portfolio overlays)				
Non-stressed but significant increase in credit risk				
Lifetime expected loss based on future economic conditions	3.41	3.29	2.16	**1.92**
Watchlist & substandard				
Still performing but higher cover reflects deterioration	8.25	9.07	9.80	**10.95**
Stage 3 provisions				
90+ day past due and not impaired				
In default but strong security	11.98	12.91	10.57	**10.62**
Impaired assets				
In default. High provision cover reflects expected recovery	41.45	47.03	54.43	**48.03**

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Westpac GROUP

Credit quality

Credit quality metrics improved.

Stressed exposures down 26bps.

Stressed exposures as a % of TCE

- Watchlist and substandard
- 90+ day past due and not impaired[1]
- Impaired

- Improvement from customer rating upgrades and repayments, mostly institutional
- Reduction driven by 17bps decrease in mortgage 90+ day delinquencies[2]
- Reduction from the partial write-off of Forum exposure



2.48
1.45
0.41
0.62
Sep-11
2.17
1.24
0.35
0.58
Sep-12
1.60
0.85
0.31
0.44
Sep-13
1.24
0.71
0.26
0.27
Sep-14
0.99
0.54
0.25
0.20
Sep-15
1.20
0.65
0.33
0.22
Sep-16
1.05
0.56
0.34
0.15
Sep-17
1.08
0.55
0.39
0.14
Sep-18
1.20
0.55
0.48
0.17
Sep-19
1.91
0.85
0.80
0.26
Sep-20
1.36
0.49
0.68
0.19
Sep-21
1.10
0.40
0.56
0.14
Mar-22

Movement in stress categories (bps)



160
(0)
2
(8)
(18)
136
(5)
(12)
(1)
(8)
110
Mar-21
Impaired
90+ dpd not impaired[1]
Substandard
Watchlist
Sep-21
Impaired
90+ dpd not impaired[1]
Substandard
Watchlist
Mar-22

New and increased gross impaired assets ($m)[3]



1,194
997
958
708
609
607
633
1,078
477
589
440
471
450
519
550
897
864
222
614
222
2H12
1H13
2H13
1H14
2H14
1H15
2H15
1H16
2H16
1H17
2H17
1H18
2H18
1H19
2H19
1H20
2H20
1H21
2H21
1H22

1 Facilities 90 days or more past due date not impaired. These facilities, while in default, are not treated as impaired for accounting purposes. 2 Group 90+ day mortgage delinquencies, Australian 90+ day mortgage delinquencies decreased by 19bps. 3 Includes exposures that are managed on a facility by facility basis.

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Westpac GROUP

Portfolio composition. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 67 Total committed exposure (TCE) by risk grade at 31 March 2022 ($m) 1 Risk grade equivalent. 2 Exposure by booking office. Standard and Poor’s Risk Grade1 Australia NZ / Pacific Asia Americas Europe Group % of Total AAA to AA- 194,296 22,152 570 11,787 842 229,647 18% A+ to A- 38,430 5,802 1,246 3,188 4,155 52,821 5% BBB+ to BBB- 67,151 12,652 2,681 3,212 1,379 87,075 8% BB+ to BB 73,947 14,305 518 200 133 89,103 8% BB- to B+ 55,892 7,832 301 238 241 64,504 6% <B+ 5,981 1,939 30 - - 7,950 1% Mortgages 525,512 68,424 - - - 593,936 51% Other consumer products 31,646 3,882 - - - 35,528 3% TCE 992,855 136,988 5,346 18,625 6,750 1,160,564 TCE at 30 September 2021 959,067 132,925 5,974 21,092 6,224 1,125,282 Exposure by region2 (%) 85% 12% <1% 2% <1% 100% Credit quality 72 16 10 2 Housing Business Institutional Other consumer Loan composition at 31 March 2022 (% of total) Total loans $724bn No direct exposure to Russia or Ukraine

0 600 1,200 1,800 2,400 3,000 3,600 A- A A+ A+ BBB BBB A- A- BBB AA- S&P rating or equivalent 1.1 1.0 1.0 1.1 1.0 1.2 1.0 Sep-17 Sep-18 Sep-19 Sep-20 Mar-21 Sep-21 Mar-22 0 50 100 150 200 250 Other Mining Accommodation, cafes & restaurants Construction Utilities Transport & storage Property services & business services Manufacturing Services Agriculture, forestry & fishing Wholesale & retail trade Property Government admin. & defence Finance & insurance Mar-21 Sep-21 Mar-22 Loan portfolio composition. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 68 Top 10 exposures to corporations and NBFIs5 (% of TCE) Top 10 exposures to corporations & NBFIs at 31 March 2022 ($m) Exposures at default1 by sector ($bn) 1 Exposures at default is an estimate of the committed exposure expected to be drawn by a customer at the time of default. Excludes consumer lending. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers and excludes real estate agents. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 NBFI is non-bank financial institutions. 2 4 Credit quality Clearing house membership Includes increased liquid assets 3

0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 Property Accommodation, cafes & restaurants Wholesale & retail trade Agriculture, forestry & fishing Property & business services Services Manufacturing Construction Transport & storage Mining Finance & insurance Utilities Mar-21 Sep-21 Mar-22 Credit quality improved across most sectors. 1 Services includes education, health & community services, cultural & recreational and personal & other services. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 69 Corporate and business stressed exposures by industry sector ($bn) Credit quality Stress to TCE by sector Sector Property Accomm., cafes & restaurants Wholesale & retail trade Agriculture, forestry & fishing Property & business services Services1 Manufacturing Construction Transport & storage Mining Finance & Insurance Utilities Sep-21 (%) 2.2 12.4 3.6 4.4 4.0 4.5 3.2 5.5 2.3 1.7 0.2 0.2 Mar-22 (%) 2.1 7.6 3.1 3.7 3.6 2.8 2.7 5.5 1.7 0.6 0.1 0.2 Decrease driven by partial write-off of Forum exposure Reduction mainly due to refinance of one exposure in accommodation sector

Credit quality

Sectors in focus.

Accommodation, cafes & restaurants and Construction.

Accommodation, cafes and restaurants

	Mar-21	Sep-21	Mar-22
Total committed exposure (TCE) ($bn)	9.7	9.6	**9.9**
Lending ($bn)	8.3	8.2	**8.1**
As a % of Group TCE	0.91	0.85	**0.85**
% of portfolio graded as stressed[1,2]	14.55	12.38	**7.64**
% of portfolio impaired[2]	0.67	0.94	**0.68**

Portfolio security composition[3] (TCE) (%)



5
21
74
Fully Secured
Partially Secured
Unsecured

Portfolio by sub-sector (TCE) (%)



6
23
36
35
Accommodation
Pubs, Taverns and Bars
Cafes and Restaurants
Clubs (Hospitality)

Construction

	Mar-21	Sep-21	Mar-22
TCE ($bn)	11.1	11.2	**11.2**
Lending ($bn)	7.6	6.7	**6.8**
As a % of Group TCE	1.04	1.00	**0.96**
% of portfolio graded as stressed[1,2]	6.06	5.51	**5.46**
% of portfolio impaired[2]	1.11	0.86	**0.80**

Portfolio security composition[3] (TCE) (%)



23
18
59
Fully Secured
Partially Secured
Unsecured

Portfolio by sub-sector (TCE) (%)



26
23
6
15
17
5
8
Building Construction
Non-Building Construction
Site Preparation Services
Building Structure Services
Installation Trade Services
Building Completion Services
Other Construction Services

1 Includes impaired exposures. 2 Percentage of portfolio TCE. 3 Fully secured: Secured loan to collateral value ratio ≤ 100%, Partially secured: Secured loan to collateral value ratio > 100%, but < 150%, Unsecured: Secured loan to collateral value ratio > 150%, or no security held.

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Westpac GROUP

Sectors in focus. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 71 Commercial property Commercial property exposures % of TCE and % in stress Commercial property portfolio composition (TCE) (%) Commercial property. 1 Includes impaired exposures. 2 Percentage of commercial property portfolio TCE. Credit quality Mar-21 Sep-21 Mar-22 TCE ($bn) 67.4 70.0 74.3 Lending ($bn) 52.2 51.7 56.5 As a % of Group TCE 6.28 6.22 6.40 Median risk grade (S&P equivalent) BB+ BB+ BB+ % of portfolio graded as stressed1,2 2.92 2.16 2.06 % of portfolio impaired2 0.14 0.21 0.16 0 2 4 6 8 10 12 14 16 18 20 0 2 4 6 8 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 Commercial property as % of TCE (lhs) Commercial property % in stress (rhs) 30 19 22 12 13 4 Commercial offices Residential Retail Industrial Corporate Other 26 10 6 1 3 9 45 NSW & ACT VIC QLD SA & NT WA NZ & Pacific Institutional 37 7 40 16 Investors & developers <$10m Developers >$10m Investors >$10m Diversified property groups and property trusts >$10m Borrower type (%) Region (%) Sector (%)

Credit quality

Sectors in focus.

Australian Agriculture; Mining incl. oil and gas; Retail trade.

Australian Agriculture

	Mar-21	Sep-21	Mar-22
TCE ($bn)	12.6	13.0	**13.4**
Lending ($bn)	9.9	10.5	**10.6**
As a % of Group TCE	1.17	1.15	**1.16**
% of portfolio graded as stressed[1,2]	4.68	3.30	**1.96**
% of portfolio in impaired[2]	0.34	0.41	**0.40**

Australian Agriculture portfolio by sub-sector (TCE) (%)


32
26
10
8
5
4
4
4
3
2
2
Grain
Beef & Sheep
Horticulture
Dairy
Cotton
Fishing & Aquaculture
Services to Agriculture
Viticulture
Other
Forestry & Logging
Poultry

Mining (incl. oil and gas)

	Mar-21	Sep-21	Mar-22
TCE ($bn)	8.0	8.4	**8.4**
Lending ($bn)	4.4	3.6	**3.4**
As a % of Group TCE	0.75	0.75	**0.72**
% of portfolio graded as stressed[1,2]	3.42	1.73	**0.60**
% of portfolio in impaired[2]	0.25	0.17	**0.14**

Mining portfolio by sub-sector (TCE) (%)


29
33
14
10
7
7
Oil and gas
Metal ore
Mining services
Iron ore
Coal
Other

Retail trade

	Mar-21	Sep-21	Mar-22
TCE ($bn)	13.9	14.0	**12.5**
Lending ($bn)	8.7	8.6	**8.3**
As a % of Group TCE	1.30	1.24	**1.08**
% of portfolio graded as stressed[1,2]	5.48	3.68	**3.69**
% of portfolio impaired[2]	1.82	1.55	**1.42**

Retail trade exposure by sub-sector (TCE) ($bn)


Mar-21
Sep-21
Mar-22
Decrease mostly due to sale of Auto Finance business
6.4
6.2
5.9
4.0
4.2
2.9
3.4
3.6
3.7
Personal and household goods retailing
Motor vehicle retailing and services
Food retailing

1 Includes impaired exposures. 2 Percentage of portfolio TCE.

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Australian consumer finance. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 73 Australian consumer finance portfolio1 Australian consumer finance 90+ day delinquencies (%) Australian consumer finance portfolio ($bn) Australian consumer finance portfolio ($bn) 1 Does not include Margin Lending. 2 Loans to customers through dealers in Specialist Businesses. These loans will be run-down over their contractual term. Credit quality 6.8 2.8 5.4 15.0 6.0 2.4 4.8 13.2 6.4 2.4 4.0 12.8 Credit cards Personal loans Auto loans (consumer) Total consumer finance Mar-21 Sep-21 Mar-22 Higher credit card balances from spending lift; consumer auto loans in run-off. Mar-21 Sep-21 Mar-22 Lending ($bn) 15.0 13.2 12.8 As a % of Group loans 2.0 1.8 1.8 30+ day delinquencies (%) 3.58 3.26 3.06 90+ day delinquencies (%) 1.92 1.76 1.64 90+ day delinquencies down 12bps over the period, reflecting 15bps improvement in portfolio, partly offset by 3bps from contraction in portfolio 2 In run-off 1.64 0.50 1.50 2.50 Mar-19 Sep-19 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 0 1 2 3 0 5 10 15 20 25 Mar-19 Sep-19 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 Performing loans balance ($bn lhs) 90+ day delinquencies balance ($bn rhs)

Australian mortgage delinquencies. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 74 Improvement in delinquencies across the portfolio. 1 Financial hardship assistance is available to customers experiencing unforeseen events, including changes in income due to illness, a relationship breakdown or natural disasters. Hardship assistance often takes the form of a reduction or deferral of repayments for a short period. Customer requesting financial hardship assistance, excluding those seeking COVID-19 related support, must provide a statement of financial position and an assessment is made regarding the customer’s eligibility. Mortgage credit quality Australian mortgage delinquencies (%) Australian mortgage portfolio Mar-21 Sep-21 Mar-22 Total portfolio 30+ day delinquencies (bps) 179 220 147 Total portfolio 90+ day delinquencies, including impaired mortgages (bps) 120 107 88 Investment property loans 90+ day delinquencies (bps) 118 109 89 Interest only loans 90+ day delinquencies (bps) 91 82 66 Customers in hardship1 including 6mth serviceability period (by balances, bps) 113 196 75 Consumer properties in possession (number) 180 224 201 Impaired mortgages (by balances, bps) 6 6 5 Australian mortgage 90+ day delinquencies by State (%) 0.0 1.0 2.0 3.0 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 NSW/ACT VIC/TAS QLD WA SA/NT ALL 0.88 1.47 0.0 1.0 2.0 3.0 4.0 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 90+ day delinquencies 30+ day delinquencies Australian mortgage hardship1 balances (% of portfolio) COVID deferrals 0.75 0.0 0.5 1.0 1.5 2.0 2.5 Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Non-COVID-19 support COVID-19 support .

Australian mortgage portfolio composition.

Mortgage credit quality

Australian mortgage portfolio	Mar-21 balance	Sep-21 balance	Mar-22 balance	1H22 Flow[1]
Total portfolio ($bn)	443.6	455.6	**458.3**	**50.8**
Owner occupied (OO) (%)	62.0	63.7	**64.8**	**69.4**
Investment property loans (IPL) (%)	35.2	33.8	**33.4**	**30.5**
Portfolio loan/line of credit (LOC) (%)	2.3	1.9	**1.7**	**0.1**
Variable rate / Fixed rate (%)	68/32	62/38	**60/40**	**61/39**
Interest only (I/O) (%)	18.2	15.8	**14.2**	**16.4**
Proprietary channel (%)	54.2	52.8	**52.7**	**48.2**
First home buyer (%)	9.4	9.6	**9.7**	**11.7**
Mortgage insured (%)	16.1	15.8	**15.4**	**14.0**
	Mar-21	**Sep-21**	**Mar-22**	**1H22 Flow[1]**
Average loan size[2] ($'000)	284	277	**280**	**420**
Customers ahead on repayments including offset account balances[3] (%)	72	70	**70**	
Actual mortgage losses net of insurance ($m, for 6 months ending)	44	27	**28**	
Actual mortgage loss rate annualised[4] (bps)	2	2	**1**	

Australian mortgage portfolio and 1H22 flow by product and repayment type (%)



Mar-21 (Portfolio)
Sep-21 (Portfolio)
Mar-22 (Portfolio)
1H22 Flows
2 2 2 0
13 12 11 13
22 22 23 19
5 4 3 3
57 60 62 66
LOC
IPL-I/O
IPL-P&I
OO-I/O
OO-P&I

Chart does not add to 100 due to rounding.

Australian fixed rate mortgage expiry schedule ($bn, every 6 months to)



17
21
38
48
19
17
18
2
1
3
3mths to Jun22
Dec-22
Jun-23
Dec-23
Jun-24
Dec-24
Jun-25
Dec-25
Jun-26
Dec-26

1 Flow is new mortgages settled in the 6 months ended 31 March 2022. 2 Includes amortisation. Calculated at account level, where split loans represent more than one account. 3 Loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. 4 Mortgage loss rates for March balances are annualised, based on losses for the 6 months. Mortgage loss rates for September are actual losses for the 12 months ending.

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Australian mortgage portfolio. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 76 Australian housing loan-to-value ratios (LVRs) (%) Equity increased for existing loans. 1 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic. 2 Weighted average LVR calculation considers size of outstanding balances. 3 Average LVR of new loans is on rolling 6 months. Mortgage credit quality Australian mortgage portfolio LVRs Mar-21 balance Sep-21 balance Mar-22 balance Weighted averages2 LVR at origination (%) 73 73 73 Dynamic LVR1 (%) 54 50 47 LVR of new loans3 (%) 72 71 71 1 Serviceability assessment creates a buffer for borrowers 22 16 40 15 7 0 N/A 19 15 46 12 7 2 69 15 10 4 1 0 0 0 10 20 30 40 50 60 70 80 90 100 0<=60 60<=70 70<=80 80<=90 90<=95 95<=100 >100 1H22 drawdowns LVR at origination Portfolio LVR at origination Portfolio dynamic LVR • Loans are assessed at the higher of − The customer rate, including any life-of-loan discounts, plus the serviceability buffer of 3.0% (up from 2.50% in October 2021); or − The minimum assessment rate, called the “floor rate”, currently 5.05% • Interest only (I/O) loans are assessed based on the residual principal and interest (P&I) term using the applicable P&I rate • Fixed rate loans are assessed on the variable rate to which the loan will revert after the fixed period 7 9 11 12 20 33 8 3 5 7 7 16 46 17 <75k 75k to 100k 100k to 125k 125k to 150k 150k to 200k 200k to 500k >500k Owner Occupied Investment Property Loan Applicant gross income band (1H22 drawdowns, % by approved limits) Chart does not add to 100 due to rounding. Chart does not add to 100 due to rounding.

Mortgage credit quality

Australian mortgage portfolio repayment buffers.

Offset account balances continue to increase.

Offset account balances[1] ($bn)



Linked to P&I mortgages
Linked to I/O mortgages
31 33 35 36 37 39 39 40 41 42 46 48 51 53
Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22

Australian home loan customers ahead on repayments[2] (% by accounts)



Mar-21
Sep-21
Mar-22
1 2 1
23 23 24
17 16 16
15 14 14
6 6 5
6 6 6
31 33 33
Behind
On time
< 1 Mth
< 6 Mths
< 1 Yr
< 2 Yrs
>2 Yrs

Chart does not add to 100 due to rounding.

Australian home loan customers ahead on repayments[2] (% by balances)



Mar-21
Sep-21
Mar-22
2 2 1
27 28 29
20 20 20
16 16 15
6 6 5
6 6 6
24 23 23
Behind
On time
< 1 Mth
< 6 Mths
< 1 Yr
< 2 Yrs
>2 Yrs

Chart does not add to 100 due to rounding.

Loans 'on time' and <1 mth ahead (% of balances)



Higher % of loans 'on time' and <1mth ahead reflects new lending flows and higher proportion of fixed rate lending
47
20
8
9
10
49
19
11
11
8
Mar-21
Mar-22
Investment property loans - incentive is to keep repayments high for tax purposes
Accounts opened in the last 12 months
Loans with structural restrictions on repayments e.g. fixed rate
Residual - less than 1 month repayment buffer

1 Includes RAMS from September 2020 onwards. 2 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Includes mortgage offset accounts. 'Behind' is more than 30 days past due. 'On time' includes up to 30 days past due.

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Mortgage credit quality

Australian mortgage portfolio underwriting.

Credit policy at April 2022

Income	• Verified via payslips, tax returns or salary credits, with other supporting documentation such as PAYG payment summaries or ATO Statements (minimum standards apply) • Shading of at least 20% applies to less certain income sources i.e. overtime, bonuses
Credit Score & Credit Bureau	• Bespoke application scorecards segmented by new and existing customers • Credit and score override rates tracked and capped • Credit bureau checks required
Expenses	• Assessed as the higher of a borrower's HEM[1] comparable expenses or HEM plus any expenses that are not comparable to HEM (e.g. private school fees, life insurance) • HEM is applied by income bands, post settlement postcode location, marital status and dependants • 17 expense categories used, aligned with Melbourne Institute guidelines and LIXI standards
Serviceability assessment	• For serviceability assessment, loans are assessed at the higher of: - The customer rate, including any life-of-loan discounts, plus the serviceability buffer of 3.0% (up from 2.50% in October 2021), or - The minimum assessment rate, called the "floor rate", currently 5.05% (from October 2020, previously 5.35%) • For I/O Loans, serviceability is assessed on a P&I basis over the residual term • Fixed rate loans assessed on the variable rate to which the loan will revert after fixed period • All existing customer commitments are verified • Review Westpac Group accounts and Comprehensive Credit Reporting (CCR) to identify customer commitments • Limits apply to higher debt-to-income lending; above 7x referred for manual credit assessment • Credit card repayments assessed at 3.8% of limit
Genuine savings deposit requirements	• Minimum 5% proof of genuine savings for higher LVR loans (typically LVR >90%). Any Home Owners Grants are not considered genuine savings
Security	• LVR restrictions apply depending on location, property value and nature of security • Restrictions on high-density apartments based in postcode defined areas (generally capital city CBD's) and properties in towns heavily reliant on a single industry (e.g. mining, tourism)
LMI	• Mortgage insurance for higher risk loans, such as LVRs >80%. Exception policy applies for certain professionals and Westpac staff

Australian mortgage portfolio by year of origination (% of total book)


Calendar year
Pre-2006 2
2006 1
2007 1
2008 1
2009 2
2010 1
2011 2
2012 2
2013 3
2014 5
2015 6
2016 7
2017 8
2018 8
2019 8
2020 12
2021 25
2022 6

Australian mortgage portfolio by insurance profile[2] (%)


79
15
6
Insurance not required (Low risk profile including loans <80% LVR)
Not insured >80% LVR (LMI waiver policy applies to certain professionals and staff)
Insured[3] (>80% LVR)

1 HEM is the Household Expenditure Measure, produced by the Melbourne Institute. 2 In Second Half 2021 Westpac Lender's Mortgage Insurance Limited was sold to Arch Capital Group. The sale was completed on 31 August 2021. Westpac has entered into a 10-year exclusive supply agreement for Arch to provide lenders mortgage insurance to the Group. 3 Includes loans where LMI applies to >70% LVR loans, for example, single industry towns.

78 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Mortgage credit quality

Australian mortgages.

Interest only and Investment property lending.

I/O lending by dynamic LVR[1] and income band (% of total I/O lending)


Applicant gross income bands
<$100k
$100k - $250k
>$250k
66
26
31
10
28
12
13
3
6
2
3
1
<=60%
60%<=80%
>80%
Dynamic LVR bands (%)

Chart does not add due to rounding

Investment property portfolio by number of properties per customer (%)


65
25
6
2
1
1
1
2
3
4
5
6+

Scheduled I/O term expiry[2] (% of total I/O loans)


16
18
15
12
15
23
1
0<1 Yr
1<2 Yrs
2<3 Yrs
3<4 Yrs
4<5 Yrs
5<10 Yrs
10 Yrs+

Investment property lending (IPL) portfolio		Mar-21	Sep-21	Mar-22
Investment property loans ($bn)		157	154	**153**
Weighted averages	LVR of IPL loans at origination (%)	72	72	**71**
	LVR of new IPL loans in the period (%)	70	70	**70**
	Dynamic LVR[1] of IPL loans (%)	54	50	**47**
Average loan size[3] ($'000)		320	318	**321**
Customers ahead on repayments including offset accounts[4] (%)		63	61	**61**
90+ day delinquencies (bps)		118	109	**89**
Annualised loss rate (net of insurance claims) (bps)		3	2	**2**

1 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source CoreLogic. 2 Based on outstanding balance. Excludes line of credit loans, I/O loans without date (including bridging loans and loans with construction purpose) and I/O loans that should have switched to P&I but for the previously announced mortgage processing error. 3 Includes amortisation. Calculated at account level where split loans represent more than one account. 4 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments.

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Westpac GROUP

Capital, funding and liquidity

Capital, funding and liquidity

CET1 capital ratio 11.33%.

Level 2 CET1 capital ratio movements (%, bps)


From RWA movements refer next page
Capital deductions and other capital movements mostly reflect lower DTA[1] and cash earnings adjustments
Divestments includes sale of Westpac Life-NZ- Limited and our motor vehicle dealer finance and novated leasing business
12.32
67bps
(48bps)
(76bps)
(70bps)
14bps
1bp
13bps
11.33
16bps
11.49
Down 99bps
Sep-21
Cash earnings
Final Dividend
Off-Market Share Buy-back
RWA
De-ductions and other
FX trans-lation impact
Divest-ments
Mar-22
Future asset sales[2]
Pro forma Mar-22

Key capital ratios (%)	Mar-21	Sep-21	Mar-22
Level 2 CET1 capital ratio	12.3	12.3	**11.3**
Additional Tier 1 capital ratio	2.2	2.3	**2.1**
Tier 1 capital ratio	14.5	14.6	**13.4**
Tier 2 capital ratio	3.9	4.2	**4.3**
Total regulatory capital ratio	18.4	18.9	**17.7**
Risk weighted assets (RWA) ($bn)	429	437	**460**
Leverage ratio	6.3	6.0	**5.6**
Level 1 CET1 capital ratio	12.6	12.6	**11.2**
Internationally comparable ratios[3]			
Leverage ratio (internationally comparable)	6.9	6.6	**6.1**
CET1 capital ratio (internationally comparable)	18.1	18.2	**17.4**

The Level 1 CET1 capital ratio decreased 18bps following the implementation of the final revised standards for APS 111 Capital Adequacy: Measurement of Capital and APS 222 Associations with Related Entities on 1 January 2022

1 Deferred tax assets. 2 Subject to completion occurring as expected. 3 Internationally comparable methodology aligns with the APRA study titled 'International Capital Comparison Study' dated 13 July 2015.

81 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Capital, funding and liquidity

Risk weighted assets.

Increase mostly from higher non-credit risk RWA.

Risk weighted assets (RWA) ($bn)


428.9
436.7
2.4
2.9
16.3
2.0
(0.3)
460.0
Up $23.3bn or 5.3%
Mar-21
Sep-21
Credit risk
Market risk
IRRBB
Operational risk
Other
Mar-22

Commentary

- RWA increased $23.3bn over 1H22, mostly from higher IRRBB RWA
- Interest rate risk in the banking book (IRRBB) RWA increased $16.3bn as Westpac invests its capital over a three year term. Increased interest rate volatility and the widening in two and three year market swap rates resulted in valuation differences to capital invested over a one year term
- Market risk RWA increased $2.9bn mainly due to the introduction of an industry-wide overlay for updated market risk models pending regulatory approval
- Operational risk RWA increased $2.0bn from adopting the standardised measurement approach

Movement in credit risk weighted assets ($bn)


Growth across specialised lending, mortgages and corporate
347.1
357.3
5.9
(1.4)
0.7
(1.7)
(1.1)
359.7
Up $2.4bn or 0.7%
Mar-21
Sep-21
Exposures
Credit quality
Modelling and methodology changes
FX translation
Counterparty credit and mark-to-market risk
Mar-22

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Capital, funding and liquidity

Update on capital management.

APRA's revisions to capital framework and our new operating range.


Effective 1 January 2023
10.5% Unquestionably strong benchmark
Management buffer
Unquestionably strong expectation (2.5%)
Capital Conservation Buffer (2.5%) and D-SIB (1.0%)
Minimum Prudential Capital Requirement (4.5%)
10.25% APRA requirement
Countercyclical capital buffer (1.0%)
Capital Conservation Buffer (3.75%) and D-SIB (1.0%)
Minimum Prudential Capital Requirement (4.5%,)
Operating range 11.0% - 11.5%
Management buffer
Buffer 0.75%
Countercyclical capital buffer (1.0%)
Capital Conservation Buffer (3.75%) and D-SIB (1.0%,)
Minimum Prudential Capital Requirement (4.5%)
Current APRA requirements
APRA's final capital framework
Westpac's CET1 operating range

CET1 capital operating range

- We will seek to operate with a CET1 capital ratio of between 11.0% and 11.5% (including to account for dividend payments) under the new capital framework from 1 January 2023
- On 29 November 21, APRA finalised its capital framework, which increased the CET1 capital ratio requirement for Domestic Systemically Important Banks (D-SIBs) from 8% to 10.25% from 1 January 2023
- Under the framework, the capital conservation buffer increases from 2.5% to 3.75% and a base level for the countercyclical capital buffer of 1.0% was introduced
- APRA also indicated that it expects the major banks will likely operate with a CET1 capital ratio above 11% under the new framework

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Regulatory capital changes.

Key regulatory changes and timeline.

Capital, funding and liquidity

Implementation	Change	Details
Current and finalised by 1 Jul 2028	**RBNZ Capital Review**	• Implementation from 1 January 2022 with a transitional period of ~6 years • RWA of IRB banks including WNZL increased to 90% of that required under a standardised approach through the introduction of an 85% output floor and increasing IRB scalar from 1.06 to 1.2 • D-SIB Tier 1 capital requirement of 16% with at least 13.5% in the form of CET1
1 Jan 2023	**APRA's revisions to the ADI capital framework**	APRA's final capital standard includes: • Increasing the CET1 capital requirement for D-SIBs from 8.0% to 10.25% through higher regulatory buffers, with an increase in the capital conservation buffer (to 4.75% from 3.5%)[1] and the introduction of a base level countercyclical capital buffer of 1.0% • Adjustments to RWA calculations for certain assets (residential mortgages, non-retail lending) • Implementing a 72.5% output floor to limit the capital benefit for Advanced ADIs relative to Standardised ADIs • RWA for New Zealand subsidiaries to be determined under RBNZ rules at the consolidated group level
1 Jan 2024	**CPS 190 Financial Contingency Planning** **CPS 900 Resolution Planning**	APRA has released two draft prudential standards for consultation for: • Bank's to develop plans to responding to financial stress • Bank's to prepare for resolution with limited adverse impacts on the community and financial system, in the event of their failure
1 Jan 2023	**Leverage ratio**	• Proposed minimum 3.5%. At 31 March 2022, our leverage ratio was 5.6%
1 Jan 2024 and 1 Jan 2026	**Loss Absorbing Capacity (LAC)**	• APRA requires D-SIBs to lift the total capital ratio by 3% of RWA by 1 January 2024. Increasing a further 1.5 to 4.5% by 1 January 2026 • At 31 March 2022 our Tier 2 capital ratio was 4.3%
1 Jan 2024 1 Jan 2025	**APS117 - IRRBB** **APS116 - Market Risk**	• Non-traded: standardising aspects of the calculation of IRRBB capital to reduce volatility over time and variation between ADIs • Traded: APRA is yet to commence consultation on Fundamental Review of the Trading Book

1 Includes 1% D-SIB buffer.

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Westpac GROUP

Internationally comparable capital ratio reconciliation.

Capital, funding and liquidity

APRA's Basel III capital requirements are more conservative than those of the Basel Committee on Banking Supervision (BCBS), leading to lower reported capital ratios by Australian banks. In July 2015, APRA published a study that compared the major banks' capital ratios against a set of international peers[1]. The following details the adjustments from this study and how Westpac's APRA Basel III CET1 capital ratio aligns to an internationally comparable ratio.

Westpac's CET1 capital ratio (APRA basis)		**11.3**
Equity investments	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.3
Deferred tax assets	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.4
Interest rate risk in the banking book (IRRBB)	APRA requires capital to be held for IRRBB. The BCBS does not have a Pillar 1 capital requirement for IRRBB	0.9
Residential mortgages	Loss given default (LGD) of 15%, compared to the 20% LGD floor under APRA's requirements. APRA also applies a correlation factor for mortgages higher than the 15% factor prescribed in the Basel rules	2.1
Unsecured non-retail exposures	LGD of 45%, compared to the 60% or higher LGD under APRA's requirements	0.7
Non-retail undrawn commitments	Credit conversion factor of 75%, compared to 100% under APRA's requirements	0.5
Specialised lending	Use of internal-ratings based (IRB) probabilities of default (PD) and LGDs for income producing real estate and project finance exposures, reduced by application of a scaling factor of 1.06. APRA applies higher risk weights under a supervisory slotting approach, but does not require the application of the scaling factors	0.6
Currency conversion threshold	Increase in the A$ equivalent concessional threshold level for small business retail and small to medium enterprise corporate exposures	0.2
Capitalised expenses	APRA requires these items to be deducted from CET1. The BCBS only requires exposures classified as intangible assets under relevant accounting standards to be deducted from CET1	0.4
Internationally comparable CET1 capital ratio		**17.4**
Internationally comparable Tier 1 capital ratio		**20.2**
Internationally comparable total regulatory capital ratio		**26.2**

1 Methodology aligns with the APRA study titled "International capital comparison study", dated 13 July 2015.

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Well placed on internationally comparable. Common equity Tier 1 ratio (%)1 86 Leverage ratio (%)1 CET1 and leverage ratios. 1 Comparison group comprises listed commercial banks with assets in excess of A$700bn and which have disclosed fully implemented Basel III ratios or provided sufficient disclosure to estimate. Based on company reports/ presentations. Ratios at 31 December 2021, except for Westpac, ANZ and NAB which are at 31 March 2022 and Bank of Montreal, Scotiabank, Royal Bank of Canada, CIBC and Toronto Dominion are at 31 January 2022. Leverage ratio is on a transitional basis. Where accrued expected dividends have been deducted and disclosed, these have been added back for comparability. US banks are excluded from leverage ratio analysis due to business model differences, for example from loans sold to US Government sponsored enterprises. NAB has not disclosed an internationally comparable leverage ratio since September 2017. Shows ratios at the last reporting date, which may take account of measures taken by jurisdictions in response to COVID-19. Capital, funding and liquidity Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Norinchukin Bank NatWest CBA ANZ NAB Danske Bank Lloyds Rabobank Westpac (17.4%) Nordea ING Group Morgan Stanley Unicredit HSBC BPCE Sumitomo Mitsui Toronto Dominion Bank Barclays UBS Goldman Sachs Credit Suisse Intesa Sanpaolo Standard Chartered Bank of Montreal Societe Generale China Construction Bank Commerzbank Royal Bank of Canada ICBC Deutsche Bank JPMorgan Chase BBVA Mitsubishi UFJ BNP Paribas China Merchants Bank Wells Fargo Mizuho FG CIBC Citigroup Santander Bank of America Scotiabank Credit Agricole SA Agricultural Bank of China Bank of China 0% 5% 10% 15% 20% Norinchukin Bank ICBC China Construction Bank China Merchants Bank Agricultural Bank of China Bank of China Rabobank BBVA Intesa Sanpaolo CBA Credit Suisse Westpac (6.1%) ING Group ANZ Lloyds Mitsubishi UFJ BPCE Unicredit UBS NAB Nordea Barclays HSBC Commerzbank Santander Standard Chartered Societe Generale Deutsche Bank Danske Bank Royal Bank of Canada Bank of Montreal NatWest Credit Agricole SA Scotiabank Toronto Dominion Bank CIBC Sumitomo Mitsui Mizuho FG BNP Paribas 0% 2% 4% 6% 8% 10%

Balance sheet funding and liquidity.

Capital, funding and liquidity

Customer deposits provide 66% of the Group's funding.

Funding composition (%)

By residual maturity



5
5
6
9
1
9
66
6
5
6
9
1
8
65
5
6
6
9
1
8
66
Mar-21
Sep-21
Mar-22
Wholesale onshore <1yr[1]
Wholesale offshore <1yr[1]
Wholesale onshore >1yr[1]
Wholesale offshore >1yr[1]
Securitisation
Equity[2]
Customer deposits

Chart does not add to 100 due to rounding

- Total funding includes equity
- **Customer deposits 71%** of total funding excluding equity

Customer deposits and net loans ($bn)



Customer deposits
Net loans
Customer deposits to net loans ratio (%)
80.1
79.8
81.6
83.5
555
693
550
690
580
711
601
720
Sep-20
Mar-21
Sep-21
Mar-22

Wholesale funding by residual maturity[3] ($bn)



Mar-20
Mar-21
Mar-22
Long term includes Term Funding Facility drawn down (cumulative): Mar-21 $22bn; Mar-22: $30bn
105
85
101
150
131
143
255
216
244
Short term
Long term
Total wholesale

1 Includes long term wholesale funding with a residual maturity less than or equal to 1 year. 2 Equity excludes FX translation, Available-for-Sale securities and Cash Flow Hedging Reserves. 3 Short term funding includes wholesale funding with an original maturity greater than 12 months that now has a residual maturity less than 12 months. Long term includes securitisation.

87 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Funding and liquidity ratios. 88 Liquidity coverage ratio1 (LCR) (quarterly average, $bn) Increase in LCR reflects higher liquid assets; NSFR unchanged. 1 LCR is calculated as the percentage ratio of stock of liquid assets over the total net cash outflows in a modelled 30 day defined stressed scenario. Liquid assets include HQLA as defined in APS 210, RBNZ eligible liquids, CLF eligible securities less RBA open repos funding end of day ESA balances with the RBA. CLF and TFF are made available to Australian Authorised Deposit-taking Institutions by the RBA that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 – Liquidity. Other flows include credit and liquidity facilities, collateral outflows and inflows from customers. 2 Other flows includes net cash outflow overlay. Effective 1 January 2021, the Group is required to increase the value of its net cash outflows by 10% for the purpose of calculating LCR, in response to action taken by APRA for breaches of Westpac’s liquidity requirements predominantly relating to WNZL. This reduces the average LCR for the quarter ended 31 March 2022 by 14 percentage points. 3 Other flows includes derivatives and other assets. 4 Calculated on a spot basis at 31 March 2022. 5 APRA updated guidance CLF will now cease to exist by 1/01/2023 instead of 31/12/2022. Capital, funding and liquidity Net cash outflows (NCOs) Other flows2 Wholesale funding Customer deposits Liquid assets Committed Liquidity Facility (CLF) High Quality Liquid Assets (HQLA) Liquidity coverage ratio1 (quarterly average, %) Sep qtr 2021: LCR 129% Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Mar qtr 2022: LCR 137% 90 137 96 169 10 37 12 28 34 36 134 174 144 197 Net cash outflows Liquid assets Net cash outflows Liquid assets 129 137 24 (7) (6) (1) (2) Sep-21 Qtr HQLA CLF Customer Deposits Wholesale funding Other flows Mar-21 Qtr LCR increase due to higher HQLA in preparation for CLF reduction over 2022 118% ex. CLF4 37.00 27.75 18.50 9.25 30/09/2021 1/01/2022 1/05/2022 1/09/2022 1/01/2023 Westpac CLF phase-out ($bn) 3 5 Net stable funding ratio (%) 125 125 (0.2) 2.1 1.2 0.5 (2.6) (0.9) Sep-21 Capital Retail & SME Deposits Corporate & Institutional Deposits Wholesale funding and other Residential Mortgages ≤35% Risk Weight Other loans, liquids & other Mar-22 0

Long term wholesale funding. 89 1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months excluding US Commercial Paper and Yankee Certificates of Deposit. Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. Maturities exclude securitisation amortisation. Return to normal funding activities post TFF conclusion. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack By program (%) Capital, funding and liquidity Term debt issuance and maturity profile1 ($bn) 64 17 5 14 By currency (%) Senior bonds Covered bonds Securitisation Tier 2 capital 30 3 50 11 6 1 AUD EUR USD NZD GBP Other By tenor (%) 1H22 term debt issuance (%) 32 13 32 23 3yrs >5yrs 4yrs 5yrs Charts do not add to 100 due to rounding 31 42 37 32 34 31 35 22 11 37 39 18 17 15 27 FY15 FY16 FY17 FY18 FY19 FY20 FY21 1H22 2H22 FY23 FY24 FY25 FY26 FY27 >FY27 Funding for Lending Programme (NZ) Term Funding Facility (Aus) Subordinated debt Senior/Securitisation Hybrid Covered bond Issuance Maturities

Capital, funding and liquidity

Tier 2 capital issuance.

Well positioned to meet increased TLAC requirements.

Westpac Tier 2 issuance and calls/maturities[1,2] (notional amount, A$bn)


Issuance
Maturities
Remaining Tier 2 issuance expected for FY22 approx. $2 billion (including buffer above regulatory minimum)
4.2
2.2
6.2
3.0
0.7
1.2
1.4
2.0
3.2
2.0
0.0
9.8
FY19
FY20
FY21
1H22
2H22
FY23
FY24
FY25
FY26
FY27
FY28
>FY28

Westpac Total Regulatory Capital


CET1
Additional Tier 1
Tier 2
4.3% ($20bn)
2.1% ($10bn)
11.3% ($52bn)
6.5% (approx. $30bn³)
New TLAC requirement effective 1 Jan 2026
31 March 2022 APRA-basis
1 Jan 2026 APRA-basis

Westpac Tier 2 capital (notional amount, %)


By format⁴
24
76
Callable
Bullet


By currency⁴
68
16
4
7
3
2
USD
AUD Domestic
AUD EMTN
EUR
JPY
SGD

1 Represents AUD equivalent notional amount using spot FX translation at date of issue for issuance and spot FX translation at 31 March 2022 for maturities. 2 Securities in callable format profiled to first call date. Securities in bullet format profiled to maturity date. 3 Based on capital regulation at 31 March 2022. Does not include balance sheet growth or management buffer. 4 Represents AUD equivalent notional amount using spot FX translation at 31 March 2022.

90 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Segment results

Segment1 contributions. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 92 Cash earnings and notable items. Segments 1H22 cash earnings ($m) Consumer Business WIB NZ2 Specialist Businesses Group Businesses Group Net interest income 4,377 1,323 481 1,041 242 564 8,028 Non-interest income 324 163 588 270 550 36 1,931 Expenses (2,369) (982) (577) (534) (584) (320) (5,366) Core earnings 2,332 504 492 777 208 280 4,593 Impairment (charges)/benefits 27 (158) (58) 9 38 3 (139) Tax & non-controlling interests (713) (107) (128) (189) (114) (108) (1,359) Cash earnings 1,646 239 306 597 132 175 3,095 Cash earnings contribution 53% 8% 10% 19% 4% 6% 1H22 notable items ($m) Consumer Business WIB NZ2 Specialist Businesses Group Businesses Group Net interest income - - - 7 - - 7 Non-interest income - - - 119 109 - 228 Expenses - - - - (215) (16) (231) Core earnings - - - 126 (106) (16) 4 Impairment charges - - - - - - - Tax and non-controlling interests - - - (2) (8) - (10) Cash earnings impact - - - 124 (114) (16) (6) 1 Refer to segment descriptions, page 129. 2 NZ in A$.

Segment Lines of Business (LOB) Major changes Consumer & Business Banking Consumer • Mortgages • Consumer finance • Consumer deposits • All Australian mortgages (both business and consumer) now included in Mortgage LOB • Ceased revenue sharing from sale of certain institutional products (ie FX and interest rate hedging). Reduces non- interest income across Consumer and Business segments with all income for these products recorded in WIB • Addition of share broking business in Consumer Business • Business lending • Business deposits Westpac Institutional Bank • Financial markets • Corporate and institutional banking • Global transaction services • Ceased revenue sharing for sale of institutional products to Consumer and Business customers. All non-interest income from these products is now reported in WIB Westpac New Zealand • Consumer banking and wealth • Corporate and institutional banking • No major changes Specialist Businesses • Life Insurance (under sale agreement) • Superannuation and Platforms • Westpac Pacific • Retail Auto (in run-off) • Share broking business moved to Consumer as it is no longer expected to be exited Group Businesses • Treasury • Head office activities • Small changes related to establishment of the Consumer and Business segments Segment reporting change from 1H22. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 93 Segments

Consumer

Consumer 1H22 performance.

Cash earnings ($m)



One-off payment for new insurance distribution agreement and higher card income
NIM 18bps down from lower loan spreads, partly offset by higher deposit spreads
Simplification benefits and lower risk and compliance costs
Lower impairment benefit from increase in overlay provisions
1,927
1,780
29
1,809
(342)
61
118
(55)
55
1,646
Down $163m or 9%
Down $134m or 8%
1H21
2H21
Notable items
2H21 ex-notable Items
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
1H22

Key financial metrics	1H21	2H21	1H22	Change on 2H21
Revenue ($m)	5,019	4,985	**4,701**	(6%)
Net interest margin (%)	2.34	2.27	**2.09**	(18 bps)
Expense to income (%)	47.3	50.6	**50.4**	(20 bps)
Customer deposit to loan ratio (%)	56.3	57.6	**59.3**	172 bps
Stressed exposures to TCE (%)	1.06	0.98	**0.81**	(17 bps)
Mortgage 90+ day delinquencies (%)	1.20	1.07	**0.88**	(19 bps)

Key operating metrics	1H21	2H21	1H22	Change on 2H21
Main financial institution[1] (%)	15.6	15.7	**16.4**	70bps
Active digital banking customers[2] (#m)	4.58	4.67	**4.74**	1%
Active new Westpac app users[3] (#m)	1.3	1.7	**2.5**	47%
Branches (#)[4]	891	851	**781**	(70)
ATMs (#)	1,352	1,270	**1,153**	(117)

1 Refer page 130 for metric definitions and details of provider. 2 Includes all brands. 3 Users of the new Westpac app only. 4 Includes all points of presence including Advisory, Community Banking Centres and Kiosks. Kiosks have been restated in comparatives.

94 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Business

Business 1H22 performance.

Cash earnings ($m)


NIM excluding notable items 10bps lower from lower asset spreads partly offset by higher deposit spreads
Simplification benefits and lower risk and compliance costs
Impairment charge compared to impairment benefit in 2H21 mainly due to overlay provisions
535
542
(60)
482
(25)
(11)
169
(476)
100
239
Down $243m or 50%
Down $303m or 56%
1H21
2H21
Notable Items
2H21 ex-notable items
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tac and NCI
1H22

Key financial metrics	1H21	2H21	1H22	Change on 2H21
Revenue ($m)	1,711	1,625	**1,486**	(9%)
Net interest margin (%)[1]	3.86	3.69	**3.33**	(36 bps)
Expense to income (%)	61.5	71.7	**66.1**	(Large)
Customer deposit to loan ratio (%)	159.2	164.0	**166.4**	242 bps
Stressed exposures to TCE (%)	7.02	5.90	**5.07**	(83 bps)

Key operating metrics	1H21	2H21	1H22	Change on 2H21
Main financial institution[2] (%)	21.2	20.8	**21.5**	70bps
Customer satisfaction[2] (rank) – Westpac Brand	#3	=#2	**=#1**	Up 1
Customer satisfaction – SME[2] (rank) Westpac Brand	=#2	=#2	**=#1**	Up 1
Digital sales[3] (%)	27	30	**28**	(2ppt)

1 NIM includes the benefit of notable items provision write-backs. 2 Refer page 130 for metric definitions and details of provider. 3 Share of sales made digitally for eligible products, alignment of definition with Consumer share of bank wide sales. Refer page 130 for metric definitions.

95 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

WIB 1H22 performance.

Westpac Institutional Bank

Cash earnings ($m)



AIEA growth of 12% partly offset by 7bps NIM decline from increased market inventory
Negative DVA contribution partly offset by higher markets income. Customer markets income up $30m
Simplification initiatives, lower investment spend, software amortisation and property costs[1]
Improved credit quality metrics, one large IAP in 2H21
298
(831)
965
134
23
(38)
154
96
(63)
306
Up $172m or 128%
Up $8m or 3%
1H21
2H21
Notable items
2H21 ex-notable Items
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
1H22

Key financial metrics	1H21	2H21	1H22	Change on 2H21
Revenue ($m)	1,154	1,084	**1,069**	(1%)
Net interest margin (%)	1.26	1.24	**1.17**	(7bps)
Expense to income ratio excluding notable items (%)	58.1	67.4	**54.0**	(Large)
Net loans	63.1	67.7	**74.0**	9%
Customer deposits	92.7	99.3	**104.7**	5%
Customer deposit to loan ratio (%)	146.8	146.6	**141.5**	(Large)
Stressed exposures to TCE (%)	0.56	0.64	**0.20**	(44bps)

Key operating metrics	1H21	2H21	1H22	Change on 2H21
Customer revenue[2] ($m)	1,065	1,073	**1,127**	5%
Derivative valuation adjustment (DVA) ($m)	53	44	**(29)**	(Large)
Trading revenue (non-customer) ($m)	75	25	**34**	36%
Other[3]	(39)	(58)	**(63)**	(9%)
Revenue per FTE ($'000)	589	567	**555**	(2%)

1 Software amortisation and property costs were lower from a write-down of assets in 2H21. 2 WIB customer revenue is lending revenue, deposit revenue, sales and fee income. 3 Other is bank levy and capital benefit.

96 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

An impairment benefit in 1H22 compared to an impairment charge in 2H21 Key financial metrics 1H21 2H21 1H22 Change on 2H21 Revenue (NZ$m) 1,245 1,218 1,389 14% Net interest margin (%) 2.06 1.94 1.98 4 bps Expense to income (%) 43.1 48.9 40.6 Large Customer deposit to loan ratio (%) 81.8 82.0 83.4 143 bps Stressed exposures to TCE (%) 1.56 1.19 1.14 (5 bps) New Zealand 1H22 performance.1 97 Cash earnings (NZ$m) 1 In NZ$ unless otherwise noted. 2 Refer to page 130 for details of metric definition and provider. New Zealand Key operating metrics Mar-21 Sep-21 Mar-22 Change Sep-21 Customers (#m) 1.33 1.33 1.35 2% Branches (#) 134 116 114 (2) ATMs (#) 482 464 446 (18) Consumer NPS2 +16 +14 +10 (4) Business NPS2 (1) (14) (6) +8 Agri NPS2 +8 +13 +33 +20 Funds (NZ$bn) (spot) 11.9 12.0 11.7 (3%) Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack AIEA up 4%, NIM excluding notable items down 4bps Lower income from KiwiSaver and banking fees Mainly due to timing of risk and compliance spending 430 474 504 635 44 10 15 25 131 Tax and NCI Operating expenses Net interest income 2H21 ex -notable Items 2H21 Notable items Impairment charges Non -interest income 1H22 ex -notables Notable items 1H22 (12) (8) Up $205m or 48% Up $30m or 6%

55 58 61 62 32 32 31 31 Mar-22 1 Sep-21 Sep-20 1 Mar-21 1 1 88 91 93 94 66% 33% 1% New Zealand balance sheet. 98 Net loans (NZ$bn) Deposits (NZ$bn) Loans (NZ$bn) and % of total Customer deposits (NZ$bn) and % of total Up 2% Up 2% Up 3% New Zealand Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 90.6 92.6 94.0 1.5 Sep-21 Mar-21 Consumer Business Mar-22 (0.1) 74.1 75.9 78.4 2.3 0.2 Mar-22 Mar-21 Business Sep-21 Consumer Mortgage Business Personal 31 29 28 30 18 21 22 22 22 24 26 26 74 Sep-20 Mar-21 76 Mar-22 Sep-21 71 78 Transaction Savings Term deposits Up 2% Up 3% 33% 28% 39% Up 3% Up 2% Up 4%

New Zealand business exposures. 99 Business stressed exposures as a % of business TCE Agribusiness1 portfolio Milk price Dairy portfolio summary • Portfolio quality remains sound with risk profiles improving from higher milk prices. Focus on supporting existing dairy customers with proven long-term viability while selectively targeting new customers • Global dairy prices have surged to at or near record highs over 2022 due to COVID-19 impacts, Ukraine-Russia conflict and poor weather. Fonterra has lifted its 2021/22 milk price range to $9.30/kg to $9.90/kg • Yet, dairy farmers are facing higher on-farm costs and limited availability of some inputs, however, farm profits are higher 1 Includes forestry and fishing. 2 Includes impaired exposures. Mar-21 Sep-21 Mar-22 TCE (NZ$bn) 10.6 10.6 10.6 Agriculture as a % of total TCE 8.0 7.7 7.4 % of portfolio graded as ‘stressed’2 7.6 5.7 6.1 % of portfolio in impaired 0.28 0.13 0.08 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Business TCE by industry sector % New Zealand 6.35 7.14 7.54 9.60 9.25 0 2 4 6 8 10 12 2019/20 2021/22 2018/19 2020/21 2022/23 Westpac Economics forecast (NZ$ kg Ms) 1.5 0.9 0.8 0.5 0.2 0.1 0.2 0.1 0.1 0.1 0.2 0.2 0.2 3.2 2.3 2.4 5.0 4.0 3.0 2.9 2.2 2.4 1.6 1.5 2.8 Sep-15 0.0 Sep-19 Sep-16 0.3 0.1 Sep-17 0.0 0.3 Sep-18 Sep-14 0.1 3.3 0.3 Sep-20 0.2 Mar-21 2.6 Sep-13 0.2 Sep-21 Mar-22 4.9 3.3 3.4 5.5 3.1 4.4 2.0 1.8 Watchlist & substandard 90+ day past due and not impaired Impaired 28 16 14 9 5 5 5 4 3 3 5 21 Finance & insurance Other industries Transport & storage Agriculture, Forestry and Fishing Property Government administration & defence Trade Manufacturing Accommodation, cafes & restaurants Utilities Services Property & business services Construction

1.42 0.0 1.0 2.0 3.0 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 0.30 0.0 0.1 0.2 0.3 0.4 0.5 0.6 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 New Zealand consumer portfolio. 100 Mortgage 90+ day delinquencies1 (%) Unsecured consumer 90+ day delinquencies1 (%) Mortgage portfolio LVR2 (% of portfolio) Mortgage loss rates (%) 1 In May 2019 we made changes to the reporting of customers in hardship to align to the method used by APRA. 2 LVR based on current loan property value at latest credit event. New Zealand 0.00 0.00 0.05 0.10 0.15 0.20 0.25 1H12 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18 2H18 1H19 2H19 1H20 2H20 1H21 2H21 1H22 94% of mortgage portfolio has an LVR less than 80% Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 20% 22% 4% 0<=60 52% 60<=70 70<=80 80<=90 90+ 2%

Specialist Businesses

Specialist Businesses 1H22 performance.

Cash earnings ($m)


Businesses sold ($128m), lower life insurance income from revaluation of life policy liabilities, partly offset by transitional service payments
Benefits from simplification initiatives and lower investment spend
Lower from businesses sold and continuing run-off of auto finance book
Impairment benefit from lower CAP. 2H21 included one larger IAP in Westpac Pacific
117
45
243
288
(22)
(151)
65
51
15
246
(114)
132
Down $42m or 15%
Up $87m or 193%
1H21
2H21
Notable items
2H21 ex-notable Items
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
1H22 ex-notable items
Notable items
1H22

Key financial metrics	1H21	2H21	1H22	Change on 2H21
Average funds ($bn)	205.6	223.8	**224.9**	-
Spot funds ($bn)	211.7	227.4	**222.9**	(2%)
Platforms deposits ($bn)	4.3	6.1	**5.7**	(7%)
Platform FUA market share (exc. Corp Superannuation)[1] (%)	18.9	18.8	**18.3**	(50bps)
Margin lending ($bn)	1.5	1.5	**1.5**	-
Auto finance loans ($bn)[2]	11.1	10.6	**8.8**	(17%)
Westpac Pacific loans	1.4	1.4	**1.3**	(3%)

Held for sale businesses Key financial metrics	1H21	2H21	1H22	Change on 2H21
Retail Life Insurance in-force premiums ($m)	938	951	**960**	1%
Life Insurance claims ratio[3] (%)	63	64	**64**	-

1 Based on market share statistics from Plan for Life at 31 December 2021 (for 1H22), at 30 June 2021 (for 2H21) and at 31 December 2020 (for 1H21). 2 Average term of Auto finance loans is 3 years (at March 2022). 3 Loss ratio is claims net of reinsurance over the total earned premium.

101 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

BT Panorama.

Specialist Businesses

Supporting advisers and investors.

Panorama Platform

- Increased Panorama capabilities
  - Improved mobile app functionality, with BT Panorama winning Best Mobile Platform and Best Client Portal for the fourth consecutive year[3]
  - Platform updates – made >100 upgrades and feature improvements based on adviser and member feedback
- Advisers using digital consent have increased 5x compared to the prior corresponding quarter (quarter ending Mar-21)
- BT ranked #1 platforms business with 18.3%[4] share of the market excluding corporate superannuation
- Panorama FUA has grown to $105bn, with positive net flows for 1H22 of $1.5bn

FUA on BT Panorama[1] ($m)


FUA
BT Wrap migration
23,387
31,240
49,593
104,779
105,012
Up 112%
Sep-19
Sep-20
Mar-21
Sep-21
Mar-22

Investors on BT Panorama[1] (#)


Investors
BT Wrap migration
44,314
67,109
115,369
234,948
236,741
Up 105%
Sep-19
Sep-20
Mar-21
Sep-21
Mar-22

Active advisers on BT Panorama[2] (#)


2,494
3,017
3,524
6,034
6,059
Up 72%
Sep-19
Sep-20
Mar-21
Sep-21
Mar-22

SMSF funds on BT Panorama[2] (#)


9,289
12,310
14,118
25,320
26,003
Up 84%
Sep-19
Sep-20
Mar-21
Sep-21
Mar-22

1 Migration from BT Wrap to Panorama was completed in June 2021. 2 Advisers and SMSF funds that have been migrated from BT Wrap are not shown separately. 3 Investment Trends Platform Competitive Analysis and Benchmarking Report, December 2021. 4 Plan for Life, December 2021.

102 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Specialist Businesses

Developing next generation banking technology.

Banking as a Service reaching new customers via strategic distribution partners.

New core banking platform live in <18 months, with broader potential

Channels

'Plug and play' APIs

Products — Deposits | Lending[1]

Capabilities

Cloud-based banking & services	10x, aws, Westpac
KYC, AML, Fraud	frankieone, Westpac, feedzai
Wallets and payments	Pay, BPAY
Data-driven experiences	Look Who's Charging, Westpac, 10x
CRM / Marketing	salesforce, Adobe
Financial Mgmt., Risk & Compliance	Westpac

- Built and operating Australia's first BaaS platform in <18 months with 2 distribution partners
- Cloud-based platform of leading technology providers is built to be 'evergreen', reducing costs and speed to market
- Platform has potential product expansion (lending) and for wider application across the Group
- Recognised for excellence
  - IDC: 2022 Winner, IDC *Asia's Best in Infrastructure Modernisation*
  - itnews Benchmark Awards 2022: 2022 Finalist, iTnews *Benchmark Awards*[2]

Reaching new customers in strategic segments and creating value

- First mover BaaS advantage in Australia, well positioned to capture the embedded finance opportunity[3] via distribution partners
- ~80% of customers are in underweight segments (Millennial or Gen Z[4]), and ~80% of deposit inflows are new funds to the Group
- Pathway to reduce cost-to-serve: simple products, digital service and automation
- Broader value creation for the Group's 10x equity stake via multiple partnerships

Signed partners — Money, SocietyOne, flare

1 Planned expansion of platform capability. 2 Winner to be announced June 2022. 3 The embedded finance opportunity is estimated to be ~US$3.6tn by 2030; Bain Capital Ventures 2019. 4 Ages 18-41 years of age.

103 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Economics

Australian and New Zealand economic forecasts. 1 Year average growth rates. 2 Through the year growth rates. 105 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Key economic indicators (%) at April 2022 2021 2022 Calendar years Q2 Q3 Q4 Q1F Q2F Q3F Q4F 2020 2021 2022F 2023F World GDP1 - - - - - - - -3.3 5.5 3.7 3.5 Australia GDP2 9.6 4.0 4.2 2.5 3.7 7.2 4.5 -0.8 4.2 4.5 2.5 Unemployment – end period 5.1 4.6 4.7 4.1 3.7 3.3 3.2 6.8 4.7 3.2 3.4 CPI headline – year end 3.8 3.0 3.5 5.1 5.2 5.4 5.6 0.9 3.5 5.6 2.6 Interest rates – cash rate 0.10 0.10 0.10 0.10 0.75 1.25 1.75 0.10 0.10 1.75 2.25 New Zealand GDP2 17.9 -0.2 3.1 2.1 0.3 6.4 4.7 0.3 3.1 4.7 3.7 Unemployment – end period 4.0 3.3 3.2 3.2 3.1 3.0 3.0 4.9 3.2 3.0 3.3 Consumer prices 3.3 4.9 5.9 6.9 6.4 5.2 4.3 1.4 5.9 4.3 2.7 Interest rates – official cash rate 0.25 0.25 0.75 1.00 2.00 2.50 3.00 0.25 0.75 3.00 3.00 Key economic indicators (%) at April 2022 2020 2021 2022F 2023F Australia Credit growth Total – year end 1.7 7.2 5.7 4.3 Housing – year end 3.5 7.4 7.0 5.2 Business – year end 0.8 8.4 5.0 3.5 New Zealand Credit growth Total – year end 3.3 7.5 4.0 2.8 Housing – year end 8.3 10.5 4.9 2.0 Business – year end -2.7 3.6 2.7 4.4 Private sector credit growth (% ann) Sources: RBA, Westpac Economics Economics Sources: RBA, Statistics NZ, Westpac Economics Sources: IMF, RBA, Statistics NZ, Westpac Economics -10 -5 0 5 10 15 20 25 Mar-08 Mar-10 Mar-12 Mar-14 Mar-16 Mar-18 Mar-20 Mar-22 Housing Australia Total credit Australia Business Australia Total credit New Zealand Westpac f’casts % ann

Global market backdrop changing. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 106 Central banks moving from emergency settings; responding to inflation pressures. Fed Funds and RBA Cash Rate (%) Economics Global inflation (ann %) Brent crude oil prices (USD/bbl) Global supply chains (index, monthly) Sources: Bloomberg, RBA Westpac Economics 0 1 2 3 4 5 6 7 8 9 0 1 2 3 4 5 6 7 8 9 Mar 92 Mar 98 Mar 04 Mar 10 Mar 16 Mar 22 % Cash Rate Fed Funds (midpoint) % Sources: ABS, IMF, Macrobond, Westpac Economics -5 0 5 10 15 20 -5 0 5 10 15 20 Mar-60 Mar-70 Mar-80 Mar-90 Mar-00 Mar-10 Mar-20 ann% ann% Australia G7 * CPI inflation; ‘G7’ is GDP- weighted avg of US, EU, Japan, UK and Canada. Sources: Bloomberg, Macrobond, Westpac Economics -50 50 150 250 350 450 550 650 750 850 49.5 50.0 50.5 51.0 51.5 52.0 52.5 53.0 Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 Jan-22 Index Index Global Supply Chain Pressure Index (rhs) container freight rates (rhs)^ ^ 2017 avg = 100 Sources: ABS, Westpac Economics 0 20 40 60 80 100 120 140 0 20 40 60 80 100 120 140 Mar-92 Mar-97 Mar-02 Mar-07 Mar-12 Mar-17 Mar-22 USD/bbl USD/bbl Westpac f’casts to Dec-23 Westpac f’casts to Jun-25

Australian economy: considerable momentum into 2022. 107 Economic expansion led by the consumer; household balance sheets a key positive. Economics Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Australia’s GDP profile (index) Sources: ABS, Westpac Economics 88 92 96 100 104 108 112 88 92 96 100 104 108 112 Dec-16 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Index Index pre COVID-19 forecast current forecast Dec 2019 = 100 Westpac f’casts to Dec-22 Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics -2 -1 0 1 2 3 4 5 6 -2 -1 0 1 2 3 4 5 6 Consumer Housing Business Investment Public Net exports GDP ppts annual ppts annual 2019 2020 2021 2022f contributions to GDP growth, year end 4.2 4.5 -0.8 2.3 Australia’s growth mix (ppts, annual) Job vacancies (% of labour force) and Unemployment rate (%) Sources: ABS, Westpac Economics -2 0 2 4 6 8 10 12 0.0 0.5 1.0 1.5 2.0 2.5 3.0 Mar-89 Mar-97 Mar-05 Mar-13 Mar-21%^ % Vacancies* (ABS survey), lhs Unemployment rate, rhs * ABS survey suspended between May ’08 & Nov ’09 ^ scale reversed Household deposits ($bn) and Household saving ratio (% of income) -4 0 4 8 12 16 20 24 28 -200 0 200 400 600 800 1000 1200 1400 1600 Sep-91 Sep-96 Sep-01 Sep-06 Sep-11 Sep-16 Sep-21 % of income $bn Household deposits (lhs) Household saving ratio (rhs)

RBA tightening cycle commenced. Responding to inflation and tight labour market. 1 ‘G7’ is GDP-weighted avg of US, EU, Japan, UK and Canada. Based on 1yr ahead expectations where available. 2 Mortgage repayments, owner occupied loans as % of household disposable income of owner occupiers. Economics Australia’s household debt servicing ratio2 (%) CPI inflation (%) Sources: ABS, RBA, Westpac Economics -1 0 1 2 3 4 5 6 -1 0 1 2 3 4 5 6 Mar-04 Mar-08 Mar-12 Mar-16 Mar-20% % Core CPI, %qtr Headline CPI %yr Core CPI, avg RBA %yr RBA cash rate and 3 year bonds (%) Sources: RBA, Westpac Economics Westpac f’casts to Dec -22 0.0 0.5 1.0 1.5 2.0 2.5 3.0 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 May-19 May-20 May-21 May-22 May-23% % 3 year bonds RBA cash rate Westpac f’casts to Jun-23 Wages (%) Sources: RBA, ABS, Westpac Economics 10 12 14 16 18 20 22 10 12 14 16 18 20 22 Dec-01 Dec-09 Dec-17 Dec-25% % 2.0 4.0 3.0 Westpac f’casts to Dec-25 terminal cash rate: Consumer inflation expectations1 (ann, %) Sources: ABS, IMF, Macrobond, Melbourne Institute, Westpac Economics 2 3 4 5 6 7 8 9 2 3 4 5 6 7 8 9 Mar- 97 Mar- 01 Mar- 05 Mar- 09 Mar- 13 Mar- 17 Mar- 21 Mar- 25 ann% ann% Australia G7 latest month Sources: ABS, Westpac Economics 1 2 3 4 5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 Dec- 97 Dec- 01 Dec- 05 Dec- 09 Dec- 13 Dec- 17 Dec- 21 ann% ann% RBA’s target: >3% Westpac f’casts to Dec-23 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 108

Commodity prices holding higher for longer. Economics Down from peaks but fundamentals continue to firm. 109 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Australian exports to China1 ($bn) Sources: Westpac Economics, Bloomberg, ABS 20 70 120 170 220 270 320 370 420 20 70 120 170 220 270 320 Mar-14 Mar-16 Mar-18 Mar-20 Mar-22 2012=100 2012=100 Iron ore Met coal Thermal coal Brent Westpac f’casts to Dec-23 Australian commodity prices (index) Source: DFAT, ABS, Westpac Economics Australian export destinations1 ($bn) Sources: ABS, Westpac Economics Australian export composition1 ($bn) Sources: ABS, Westpac Economics 1 All figures show $bn exports in 2020, note that figures may not sum due to rounding and other small differences in source data. Iron ore, 117 Coal, 43 LNG, 36 Other resources, 75 Services, 71 Rural, 43 Mfg/Other, 50 Total $435bn China, 145 Japan, 44 Korea, 23 Asia, rest of, 65 US, 19 Europe, 12 NZ, 10 Other, 45 Goods exports $363bn Iron ore, 93 Coal, 16 LNG, 10 Other resources, 9 Services, 16 Rural, 13 Mfg/Other, 3 Terms of Trade (index) 40 60 80 100 120 140 40 60 80 100 120 140 Dec-50 Dec-60 Dec-70 Dec-80 Dec-90 Dec-00 Dec-10 Dec-20 index index Historic average Wool boom 1950/51 Wespac estimate 2022Q1, 73% above long run avg. Sources: ABS; Westpac Economics

Australian housing market. Australian dwelling prices (%, 3 month annualised) Sources: CoreLogic, Westpac Economics Sources: CoreLogic, Westpac Economics Capital city Pop’n Last 3 mths (to Apr-22) Last 12 mths (Apr-22) Last 5 years (to Apr-22) Sydney 5.4m Down 0.5% Up 14.7% Up 21.7% Melbourne 5.1m Down 0.1% Up 8.4% Up 16.7% Brisbane 2.6m Up 5.7% Up 29.3% Up 45.0% Perth 2.1m Up 2.4% Up 6.7% Up 15.2% 110 Westpac Economics dwelling price forecasts (annual %) * average last 10yrs Sources: CoreLogic, Westpac Economics Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Dwelling prices (% change over period) Capital city Pop’n avg* 2020 2021 2022f 2023f 2024f Sydney 5.4m 7.8 2.7 25 -3 -9 -2 Melbourne 5.1m 5.8 -1.3 15 -3 -9 -3 Brisbane 2.6m 5.0 3.6 27 4 -4 1 Perth 2.1m 1.3 7.3 13 0 -6 1 Australia 26m 5.9 1.8 21 -2 -8 -1 -15 -10 -5 0 5 10 15 20 25 30 35 40 Apr-14 Apr-15 Apr-16 Apr-17 Apr-18 Apr-19 Apr-20 Apr-21 Apr-22 Apr-23 % rate cuts COVID-19 2019 election ‘Delta’ Macro-prudential measures Macro- prudential measures Correction expected as interest rates rise. Economics

Australian housing market. 111 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Residential property: sales vs listings 15 20 25 30 35 15 17 19 21 23 25 27 29 31 33 Apr-10 Apr-12 Apr-14 Apr-16 Apr-18 Apr-20 Apr-22 ‘000s ‘000s New listings (lhs) Sales (lhs) Source: CoreLogic, Westpac Economics Monthly, capital cities combined, seasonally adjusted by Westpac, smoothed Sources: ABS, Westpac Economics Housing finance approvals by segment ($bn) 0 2 4 6 8 10 12 14 16 18 0 2 4 6 8 10 12 14 16 18 Mar-02 Mar-06 Mar-10 Mar-14 Mar-18 Mar-22 $bn $bn First home buyers Upgraders Investors Value of housing finance Auction clearance rates (monthly, %) Activity levels easing in response to higher rates expectations. Sources: APM, CoreLogic, Westpac Economics 25 35 45 55 65 75 85 95 25 35 45 55 65 75 85 95 Apr-12 Apr-15 Apr-18 Apr-21 Apr-12 Apr-15 Apr-18 Apr-21% % Seasonally adjusted by Westpac latest week Sydney Melbourne Economics Mortgage interest rates (%) Sources: RBA, Westpac Economics * Standard, owner occupied, including discount – May 2022 is Westpac estimates assuming rates rise in line with RBA’s 25bp cash rate increase 0 2 4 6 8 10 0 2 4 6 8 10 Apr-08 Apr-10 Apr-12 Apr-14 Apr-16 Apr-18 Apr-20 Apr-22% % Variable* 3 year fixed

Australian housing market. Affordability challenges emerging in Sydney and Melbourne. 112 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Sources: CoreLogic, ABS, RBA, Westpac Economics Affordability: Australia (%) Housing-related consumer sentiment Sources: Melbourne Institute, Westpac Economics Rental vacancy rates (% quarterly, annual average) Sources: REIA, REINSW, REIV, SQM Research, Westpac Economics 0 1 2 3 4 5 6 7 8 0 1 2 3 4 5 6 7 8 Mar-97 Mar-02 Mar-07 Mar-12 Mar-17 Mar-22% % Sydney Melbourne Perth Brisbane latest month (where available) 40 60 80 100 120 140 160 180 200 60 80 100 120 140 160 Apr-08 Apr-10 Apr-12 Apr-14 Apr-16 Apr-18 Apr-20 Apr-22 index index 'time to buy a dwelling' (lhs) house price expectations (rhs) Share of average income required to raise a deposit over 5yrs and pay mortgage over first 5yrs for purchase of median-priced dwelling Westpac f’casts to Dec-22 2017 peaks 10 15 20 25 30 35 10 15 20 25 30 35 Sep-87 Sep-93 Sep-99 Sep-05 Sep-11 Sep-17% % Sydney Melbourne Economics Dwelling stock and population: ann change Sources: ABS, Australian Government, Westpac Economics -100 0 100 200 300 400 500 -100 0 100 200 300 400 500 1900 1920 1940 1960 1980 2000 2020 ‘000s ‘000s population dwellings Govt & Westpac forecasts to Dec-24

TAS 541k The Australian economy. Australian GDP and employment composition Population 25.8 million. Sources: ABS, Westpac Economics 1 Real, financial years.. 2 GSP, exports are for 2020-21; Population at September 2021; Employment at March 2022. Economics 11 6 8 7 9 3 5 9 6 7 10 18 Mining Manufacturing Construction Transport, Utilities Wholesale, Retail Agriculture Household services Health Education Public administration Finance Business services 2 7 9 6 13 3 12 14 9 7 4 16 Mining Manufacturing Construction Transport, Utilities Wholesale, Retail Agriculture Household services Health, Social Assistance Education Public Administration Finance Business services Output by sector 2020-21 (% contribution to GDP)1 Australian employment by sector, June 2021 (%) 32 23 18 16 6 2 32 26 20 10 7 2 31 26 20 11 7 2 20 11 18 44 3 1 NSW Victoria Queensland WA SA Tasmania GSP Population Employment Exports Relative size of States (Share of Australia, %)2 113 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Australian population ` WA 2.7m SA 1.8m QLD 5.2m NT 246k NSW 8.2m VIC 6.6m ACT 431k

New Zealand economic overview. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 114 New Zealand GDP ($bn) Unemployment rate (%) Sources: Stats NZ, Westpac Economics Economics Sources: RBNZ, Westpac Economics 2 3 4 5 6 7 8 2 3 4 5 6 7 8 2006 2008 2011 2014 2016 2019 2022 Westpac forecasts % % Interest rates rising in response to firming economy activity and increasing inflation. 0 1 2 3 4 0 1 2 3 4 2010 2012 2014 2016 2018 2020 2022 Westpac forecasts % % Official Cash Rate (%) Consumer prices (% year) 0 2 4 6 8 0 2 4 6 8 2005 2008 2011 2014 2017 2020 2023 RBNZ target band Westpac forecasts %yr %yr Sources: Stats NZ, Westpac Economics 55 60 65 70 75 80 55 60 65 70 75 80 Jun-18 Jun-19 Jun-20 Jun-21 Jun-22 Jun-23 Jun-24 $bn $bn ‘Red Traffic light’ (Omicron) Delta lockdown Initial Covid lockdown Sources: Stats NZ, Westpac Economics Westpac forecasts

New Zealand economic activity. Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 115 Manufacturing conditions (index) and Service sector conditions (index) Monthly retail spending (excl. fuel) (index) Source: MBIE Economics Source: Stats NZ Demand has remained firm despite COVID headwinds. Residential dwelling consents (annual, total) Job advertisements (index) 0 5000 10000 15000 20000 25000 30000 0 5000 10000 15000 20000 25000 30000 2004 2007 2010 2013 2016 2019 2022 Annual total Annual total Auckland Rest of NZ 20 30 40 50 60 70 20 30 40 50 60 70 2017 2018 2019 2020 2021 2022 Index Index Service sector conditions Manufacturing conditions Initial Covid lockdown Delta lockdown Source: BusinessNZ 0 500 1000 1500 2000 0 500 1000 1500 2000 Feb-20 Aug-20 Feb-21 Aug-21 Feb-22 Durables Apparel Hospitality Index Index 0 25 50 75 100 125 150 175 200 225 0 25 50 75 100 125 150 175 200 225 2008 2010 2012 2014 2016 2018 2020 2022 Index Index Source: MBIE

New Zealand inflation and interest rates. 116 Strong demand and shortage of supplies Demand and supply pressures widespread, interest rates to rise into tight territory. Source: NZIER Economics Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Unemployment rate (%) and Wage inflation (% year) Source: Stats NZ Source: RBNZ Mortgage interest rates (%) Inflation (% yr) 0 2 4 6 8 0 2 4 6 8 2005 2008 2011 2014 2017 2020 Inflation excl. food and fuel Headline inflation RBNZ target band %yr %yr Source: Stats NZ 0 5 10 15 20 25 0 20 40 60 80 100 2000 2005 2010 2015 2020 2000 2005 2010 2015 2020 % of business highlighting a lack of demand as a constraint % of business highlighting a lack of supplies as a constraint 0 1 2 3 4 5 6 2 3 4 5 6 7 8 2005 2009 2013 2017 2021 Unemployment rate (right axis) Wage inflation(left axis) % yr % 0 2 4 6 8 10 0 2 4 6 8 10 2010 2012 2014 2016 2018 2020 2022 % OCR Two-year mortgage rate Floating rate %

New Zealand housing market. 117 New Zealand dwelling prices (index) The housing market is cooling as interest rates rise. Sources: REINZ, Westpac Economics Economics Sources: REINZ, Stats NZ Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 750 1250 1750 2250 2750 750 1250 1750 2250 2750 2007 2009 2011 2013 2015 2017 2019 2021 Auckland Canterbury Wellington Other regions Index Index House prices (nationwide, index) -20 -10 0 10 20 30 40 50 0 1000 2000 3000 4000 2005 2009 2013 2017 2021 Annual % change (left axis) Level (right axis) Westpac forecasts Index = 1000 in 2003 Sources: QVNZ, Westpac Economics Monthly house sales and prices (% yr) -20 -10 0 10 20 30 40 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 2004 2007 2010 2013 2016 2019 2022 Sales %yr Sales (left axis) House prices (right axis) Source: REINZ Dwelling prices (% change over period) Region Pop’n Last 3 mths (to Mar-22) Last 12 mths (to Mar-22) Last 5 years (to Mar-22) Auckland 1.7m Down 5.9% Up 5% Up 35% Wellington 0.5m Down 7.0% Flat Up 73% Canterbury 0.6m Down 0.5% Up 24% Up 58% Nationwide 5.1m Down 3.6% Up 9% Up 56% Forecast (Annual %) Ave. past 10 years 2020 2021 2022f 2023f 2024f Nationwide 10% +17% +25 -6 -4 Flat

New Zealand exports. 118 Farmgate milk price ($/kg Ms) Commodity price strength expected to be sustained, services exports to recover. Source: Fonterra, Westpac Economics Economics Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack International visitor numbers (‘000) Source: Stats NZ, Westpac Economics Sources: RBNZ, Westpac Economics New Zealand dollar (index) NZ export commodity prices (index) Source: ANZ 0 100 200 300 400 0 100 200 300 400 2015 2017 2019 2021 2023 ‘000 ‘000 Forecast 0 2 4 6 8 10 12 0 2 4 6 8 10 12 2004 2007 2010 2013 2016 2019 2022 $/kg Ms $/kg Ms Forecast 0 50 100 150 200 250 300 350 400 450 0 50 100 150 200 250 300 350 400 450 2001 2005 2009 2013 2017 2021 Dairy Forestry products Meat, skins and wool Index = 100 in 1986 Index = 100 in 1986 50 55 60 65 70 75 80 85 0.30 0.40 0.50 0.60 0.70 0.80 0.90 1.00 2005 2010 2015 2020 2025 Index NZD/USD (left axis) NZD/EUR (left axis) TWI (right axis) NZD exchange rate Forecast

Economics

The New Zealand economy.
Population 5.1 million.

Regional GDP

Total nominal GDP 2021: ***$350bn***


Northland, ***$8bn***
4% of population
Auckland, ***$111bn***
33% of population
Waikato, ***$26bn***
10% of population
Bay of Plenty, ***$17bn***
7% of population
Taranaki, Whanganui/Manawatu, ***$20bn***
7% of population
Gisborne/Hawke's Bay, ***$10bn***
5% of population
Tasman/Nelson, ***$5bn***
2% of population
Wellington, ***$38bn***
11% of population
Marlborough, ***$3bn***
1% of population
West Coast, ***$2bn***
1% of population
Canterbury, ***$37bn***
13% of population
Southland, ***$6bn***
2% of population
Otago, ***$13bn***
5% of population

Sources: Stats NZ, Westpac Economics
Nationwide GDP and employment figures are for the year to Dec 2021, regional figures are for the year to March 2020.

Economy

Output 2021 - sector shares of GDP (%)


6
7
3
9
13
4
34
5
10
11
Primary industries
Construction
Electricity, gas, and water
Manufacturing
Wholesale, retail and accommodation
Transport
Financial and professional services
Public administration
Social services (incl. health and education)
Other

NZ employment by sector (%)


5
10
1
9
18
4
19
7
20
8
Primary industries
Construction
Electricity, gas, and water
Manufacturing
Wholesale, retail and accommodation
Transport
Financial and professional services
Public administration
Social services (incl. health and education)
Other

Charts may not add to 100 due to rounding.

119 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Appendix and Disclaimer

Appendix

Appendix 1:
Cash earnings adjustments and notable items.

Cash earnings adjustment ($m)	1H21	2H21	1H22	Description
Reported net profit	3,443	2,015	**3,280**	Net profit attributable to owners of Westpac Banking Corporation
Fair value (gain)/loss on economic hedges	46	(184)	**(204)**	Fair value on economic hedges (which do not qualify for hedge accounting under AAS) comprise: • The unrealised fair value (gain)/loss on foreign exchange hedges of future New Zealand earnings impacting non-interest income is reversed in deriving cash earnings as they may create a material timing difference on reported results but do not affect the Group's cash earnings over the life of the hedge. Westpac has ceased this activity, and at this stage no further adjustments will be recognised; and • The unrealised fair value (gain)/loss on hedges of accrual accounted term funding transactions are reversed in deriving cash earnings as they may create a material timing difference on reported results but do not affect the Group's cash earnings over the life of the hedge
Ineffective hedges	48	(16)	**19**	The unrealised (gain)/loss on ineffective hedges is reversed in deriving cash earnings because the gain or loss arising from the fair value movement in these hedges reverses over time and does not affect the Group's profits over time
Cash earnings	**3,537**	**1,815**	**3,095**	

Notable items ($m)	1H22	Description
Estimated customer refunds, payments, associated costs and litigation[1]	**(65)**	The ongoing review of customer remediation, litigation and regulatory investigations has led to the following changes in provisions: • Revenue: $36m decrease for additional remediation related to wealth products partly offset by the release of some provisions in New Zealand • Expenses: $46m increase in costs from our remediation programs and for litigation matters, including an increase to prior provisions following agreement with ASIC to settle six longstanding matters announced on 30 November 2021
Write-down of goodwill, intangible and other assets[1]	**(154)**	In preparation for the exit of our superannuation business, the carrying value Westpac's superannuation intangible assets was written down. This included $122m of goodwill (all goodwill for the business); and $45m of capitalised software
Asset sales and revaluations[1]	**213**	This includes the gain on sale of Westpac Life-NZ- Limited, the Group's motor vehicle dealer finance and novated leasing business and a post-sale adjustment to earn-out payments associated with the sale of our Vendor Finance business
Total notable items	**(6)**	

1 For further information refer to Westpac's 2022 Interim Results Announcement.

121 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Appendix 1: 122 Cash earnings ex-notable items.1 1 For further information refer to Westpac’s 2022 Interim Results Announcement. Appendix Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Appendix 1H21 ($m) 2H21 ($m) 1H22 ($m) Change 1H22-2H21 (%) Change 1H22-1H21 (%) Net interest income 8,398 8,189 8,021 (2) (4) Non-interest income 1,958 1,849 1,703 (8) (13) Net operating income 10,356 10,038 9,724 (3) (6) Expenses (5,236) (5,700) (5,135) (10) (2) Core earnings 5,120 4,338 4,589 6 (10) Impairment benefit/(charge) 372 218 (139) (Large) (Large) Tax and non-controlling interests (NCI) (1,673) (1,422) (1,349) (5) (19) Cash earnings 3,819 3,134 3,101 (1) (19)

Appendix 1: 1 Excludes provisions and costs associated with litigation. Notable items only. Appendix Milestones • In 1H22, we paid or offered $378m to approximately 475,000 customers • Since 2017, we have paid more than $1.85bn in remediation 123 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Provisions for customer refunds, payments and associated costs1 ($m) 2017 2018 2019 2020 2021 1H22 Total Banking 94 122 362 144 (135) (7) 580 Wealth 75 146 802 208 251 43 1,525 Implementation costs - 62 232 196 195 18 703 Cash earnings impact of above 118 231 977 384 218 37 1,966 Provisions for customer compensation and associated costs Net provisions raised in 1H22 for: • Refunds associated with certain ongoing advice fees charged by the Group’s salaried financial planners and authorised representatives • Additional remediation for wealth products • Costs associated with the implementation and completion of remediation programs • Release of provisions related to Westpac New Zealand Customer remediation notable items.

Appendix 2:
Portfolio simplification progress.

Appendix

Transactions completed	Announced	Completed	Divestment CET1 benefit (bps, $m[1])
Zip Co Ltd.	Oct 2020	Oct 2020	Realised 8bps, ~$350m
Coinbase Inc.	May 2021	May 2021	Realised 7bps, ~$300m
Westpac NZ Wealth Advisory	Nov 2020	Dec 2020	-
Westpac General Insurance	Dec 2020	Jul 2021	Realised 12bps, ~$500m
Vendor Finance	Aug 2020	Jul 2021	-
Westpac LMI	Mar 2021	Aug 2021	Realised 7bps, ~$300m
Westpac Life-NZ- Limited	Jul 2021	Feb 2022	Realised 7bps, ~$300m
Motor Vehicle Finance	Jun 2021	Mar 2022	Realised 6bps, ~$200m
Transactions announced	**Announced**	**Completion expected**	
Westpac Life Insurance[2]	Aug 2021	2H22	Expected 12bps, ~$500m
Divestment benefits (should Westpac Life Insurance complete)			**59bps, ~$2,450m**

Other operations within Specialist Businesses (a range of options under consideration)

Superannuation	Margin Lending (to transition to Consumer once separated)
Platforms and Investments	
Westpac Pacific[3]	
Auto Finance (in run-off)	

1 The value of capital released also includes the benefit of lower RWA. 2 Reflects the total CET1 capital impact expected upon completion in Second Half 2022. The accounting loss on sale in Westpac Life Insurance was included in Second Half 2021 notable items impacting the CET1 capital ratio for September 21. 3 On 22 September 2021, Westpac announced that the previously announced proposed sale of Westpac Pacific to Kina Bank was terminated by mutual agreement.

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Westpac GROUP

Appendix

Appendix 3.

Reinventure: Investing in fintech businesses.

Westpac has committed $150m in fintech venture capital funds, managed by Reinventure.
Reinventure enables Westpac to access insights and adjacent business opportunities, both in Australia and offshore.
The model also helps Westpac to source commercial partnerships that create value for customers

New business models

MONEYME
Digital financial service company offering credit products to tech-savvy Australian consumers and businesses flare
Comprehensive cloud-based human resources and employee benefits platform to streamline HR processes

OpenAgent.com.au
Helps home sellers make decisions about who they choose to sell their property

Valiant
Business loan marketplace that matches SMEs to the best lender based on their characteristics and needs zai
Full stack payments platform

mx51
Empowering banks to connect seamlessly with merchants and their customers

Auror.
Uses data to shed light on high volume crimes, improving prevention and detection

Hey You
A payment app for customers when dining out or grabbing a coffee on the go

Kredivo
A leading digital credit platform in Indonesia

zest
A consumer digital lending platform

ATHENA
Providing digital mortgage broking

hmlet
Turning buildings into community-centric dwellings

New technology capabilities

kasada
Enterprise cyber security company that protects businesses from malicious bot attacks

CODELINGO
Enabling software development teams to scale processes and improve code quality

Polychain Capital
A fund of funds for cryptocurrency and blockchain technology

InDebted
Digitised debt collection, leveraging modern communications, automation and machine learning

Slyp
Smart receipts that automatically link purchase receipts to customers' bank accounts

Pioneering a new asset class called Tradeable Income Based Securities (TIBS)

iMMUTABLE
Creating real-game assets for developers, using blockchain technology frankieone
Helps banks and fintechs make better decisions using a single API and dashboard to manage KYC/AML and fraud

Safewill
Helping Australians create their wills online

instant
A one-click checkout platform transforming online transactions

Data, AI and analytics

BASIQ
Open Banking API platform that provides connectivity to over 100 financial sources across Australia and NZ

Curious thing
Conversational voice-based AI for digital interviewing, powered by machine learning

a·kin
AI company that integrates neuroscience into their platform creating capability that not only manages complex problems but is able to form intrinsic relationships with humans

Flybits
AI-powered, context-as-a-service platform, to deliver personalised experiences to customers

KEPLER ANALYTICS
B2B platform for physical retail stores that provides insights through their AI engine and in-store sensors

Logos are of the respective companies.

125 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Appendix

Appendix 4:
Sustainability.

Industry recognition

Received "B" rating in the 2021 CDP for our response to Climate Change, announced December 2021

Achieved highest ISS QualityScore for Environment and Social dimensions

Rated Prime status of "C" by ISS ESG

Sustainability indexes

Member of the DJSI Indices since 2002

At March 2022, Westpac has received an ESG Risk Rating of 24.2 from Sustainalytics and was assessed to be at Medium risk of experiencing material financial impacts from ESG factors[1]

Member of the FTSE4Good Index Series, of which Westpac has been a member since 2001

At 2022, Westpac has received an MSCI ESG Rating of A[2]

Ranked #1 in the ASX-50 and #2 in the world for transparency and effectiveness of our standalone sustainability Reporting, according to the 2021 Global ESG Monitor Report

Inclusion and diversity recognition

Recognised by the Bloomberg Gender Equality Index for the 6th consecutive year

Recognised as Silver Tier Employer in 2021 in the Australian Workplace Equality Index Awards

Accredited as Level 1 Activate as a Carer Friendly Employer under the CarersNSW Carers + Employers Program in 2020

1 Copyright ©2021 Sustainalytics. All rights reserved. This section contains information developed by Sustainalytics (www.sustainalytics.com). Such information and data are proprietary of Sustainalytics and/or its third party suppliers (Third Party Data) and are provided for informational purposes only. They do not constitute an endorsement of any product or project, nor an investment advice and are not warranted to be complete, timely, accurate or suitable for a particular purpose. Their use is subject to conditions available at https://www.sustainalytics.com/legal-disclaimers. 2 The use by WBC of any MSCI ESG Research LLC or its affiliates ("MSCI") data, and the use of MSCI logos, trademarks, service marks or index names herein, do not constitute a sponsorship, endorsement, recommendation, or promotion of WBC by MSCI. MSCI services and data are the property of MSCI or its information providers, and are provided 'as-is' and without warranty. MSCI names and logos are trademarks or service marks of MSCI.

126 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Appendix 4:
Sustainability.

Appendix

Key commitments and partnerships

Principles for Responsible Banking
Signatory 2019

Principles for Responsible Investment
Signatory (2007)

UN Sustainable Development Goals
CEO Statement of Commitment (2016)

Paris Climate Agreement
Supporter (2015)

Climate Measurement Standards Initiative (CMSI) Industry Partner (since 2020)

The Equator Principles
Founding Adopter,
First Australian Bank (2003)

UN Environment Program Finance Initiative
Founding Member (1991)

Financial Stability Board's Task Force on Climate-related Financial Disclosures
Align with and support

Climate Action 100+
Signatory (BT Financial Group 2017)

HESTA 40:40 Vision
Signatory 2021

RE100, an initiative of The Climate Group in partnership with CDP Member (2019)

Commitment to United Nations Global Compact Signatory (2002), Global Compact Network Australia Founding Member (2009)

Global Investor Statement to Government on the Climate Crisis
Signatory (BT Financial Group 2021)

The Montreal Carbon Pledge
Signatory (BT Financial Group 2014)

The Valuable 500
Signatory 2021

Climate Bonds Initiative
Partner

Carbon Markets Institute
Corporate Member

Australian Industry Energy Transitions Initiative
Partner (2022)

Australian Sustainable Finance Initiative
Founding Member

UN Women
Partner 2021

Carbon Neutral Certification
Since 2012 (previously NCOS)

Supply Nation
(for Indigenous owned businesses) Founding Member (2010)

Social Traders
(for social enterprises) (2016)

United Nations Tobacco-Free Finance pledge
Founding Signatory (2018)

127 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Westpac GROUP

Appendix 5: 128 Definitions – Credit quality. Appendix 90 days past due and not impaired Includes facilities where: • contractual payments of interest and / or principal are 90 or more calendar days overdue, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days (including accounts for customers who have been granted hardship assistance); or • an order has been sought for the customer’s bankruptcy or similar legal action has been instituted which may avoid or delay repayment of its credit obligations; and • the estimated net realisable value of assets / security to which Westpac has recourse is sufficient to cover repayment of all principal and interest, or where there are otherwise reasonable grounds to expect payment in full and interest is being taken to profit on an accrual basis. These facilities, while in default, are not treated as impaired for accounting purposes Provision for expected credit losses (ECL) Expected credit losses (ECL) are a probability-weighted estimate of the cash shortfalls expected to result from defaults over the relevant timeframe. They are determined by evaluating a range of possible outcomes and taking into account the time value of money, past events, current conditions and forecasts of future economic conditions Collectively assessed provisions (CAPs) Collectively assessed provisions for expected credit loss under AASB 9 represent the Expected Credit Loss (ECL) which is collectively assessed in pools of similar assets with similar risk characteristics. This incorporates forward- looking information and does not require an actual loss event to have occurred for an impairment provision to be recognised Individually assessed provisions (IAPs) Provisions raised for losses on loans that are known to be impaired and are assessed on an individual basis. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and, as this discount unwinds, interest will be recognised in the income statement Stage 1: 12 months ECL – performing For financial assets where there has been no significant increase in credit risk since origination a provision for 12 months expected credit losses is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset Stage 2: Lifetime ECL – performing For financial assets where there has been a significant increase in credit risk since origination but where the asset is still performing a provision for lifetime expected losses is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset Stage 3 Lifetime ECL – non-performing For financial assets that are non-performing a provision for lifetime expected losses is recognised. Interest revenue is calculated on the carrying amount net of the provision for ECL rather than the gross carrying amount Impaired assets Includes exposures that have deteriorated to the point where full collection of interest and principal is in doubt, based on an assessment of the customer’s outlook, cash flow, and the net realisation of value of assets to which recourse is held: • facilities 90 days or more past due, and full recovery is in doubt: exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; • non-accrual facilities: exposures with individually assessed impairment provisions held against them, excluding restructured loans; • restructured facilities: exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer; • other assets acquired through security enforcement (includes other real estate owned): includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; and • any other facility where the full collection of interest and principal is in doubt Stressed exposures Watchlist and substandard, 90 days past due and not impaired and impaired exposures Total committed exposures (TCE) Represents the sum of the committed portion of direct lending (including funds placement overall and deposits placed), contingent and pre-settlement risk plus the committed portion of secondary market trading and underwriting risk Watchlist and substandard Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

Appendix 5: 129 Definitions – Segments, earnings drivers, capital and liquidity. Appendix Capital and liquidity Capital ratios As defined by APRA (unless stated otherwise) Committed liquidity facility (CLF) The RBA makes available to Australian Authorised Deposit-taking Institutions (ADIs) a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 Liquidity High quality liquid assets (HQLA) Assets which meet APRA’s criteria for inclusion as HQLA in the numerator of the LCR Internationally comparable ratios Internationally comparable regulatory capital ratios are Westpac’s estimated ratios after adjusting the capital ratios determined under APRA Basel III regulations for various items. Analysis aligns with the APRA study titled “International capital comparison study” dated 13 July 2015 Leverage ratio As defined by APRA (unless stated otherwise). Tier 1 capital divided by ‘exposure measure’ and expressed as a percentage. ‘Exposure measure’ is the sum of on- balance sheet exposures, derivative exposures, securities financing transaction exposures and other off-balance sheet exposures Liquidity coverage ratio (LCR) An APRA requirement to maintain an adequate level of unencumbered high quality liquid assets, to meet liquidity needs for a 30 calendar day period under an APRA- defined severe stress scenario. Absent a situation of financial stress, the value of the LCR must not be less than 100%, effective 1 January 2015. LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash out-flows in a modelled 30 day defined stressed scenario Net stable funding ratio (NSFR) The NSFR is defined as the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF) defined by APRA. The amount of ASF is the portion of an ADI’s capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI’s assets and off-balance sheet activities. ADI’s must maintain an NSFR of at least 100% Risk weighted assets or RWA Assets (both on and off-balance sheet) are risk weighted according to each asset’s inherent potential for default and what the likely losses would be in case of default. In the case of non-asset-backed risks (ie. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack Segments Consumer Consumer provides banking products and services, including mortgages, credit cards, personal loans, and savings and deposit products to Australian retail customers Business Business serves the banking needs of Australian small business, Agribusiness and Commercial customers WIB Westpac Institutional Bank (WIB) provides a broad range of financial products and services to corporate, institutional and government customers Westpac NZ Westpac New Zealand provides banking, wealth and insurance products and services for consumer, business and institutional customers in New Zealand Specialist Businesses Specialist Businesses comprises the operations that Westpac ultimately plans to exit. We have entered into a sales agreement for Westpac Life Insurance which is expected to finalise in 2022 (regulatory approvals have been obtained). Other operations include investment product and services, superannuation and retirement products as well as wealth administration platforms. It also manages Westpac Pacific which provides a full range of banking services in Fiji and Papua New Guinea Group Businesses or GB Group Businesses includes support functions such as Treasury, Customer Services and Technology, Corporate Services and Enterprise Services. It also includes Group- wide elimination entries arising on consolidation, centrally raised provisions and other unallocated revenue and expenses Earnings drivers Average interest- earning assets (AIEA) The average balance of assets held by the Group that generate interest income. Where possible, daily balances are used to calculate the average balance for the period Cash earnings per ordinary share Cash earnings divided by the weighted average ordinary shares (cash earnings basis) Core earnings Net operating income less operating expenses Full-time equivalent employees (FTE) A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight

Appendix 5: 130 Definitions – Other. Appendix Branch transactions Branch transactions are typically withdrawals, deposits, transfers and payments Customer satisfaction or CSat The Customer Satisfaction score is an average of customer satisfaction ratings of the customer’s main financial institution for consumer or business banking on a scale of 0 to 10 (0 means ‘extremely dissatisfied’ and 10 means ‘extremely satisfied’) CSAT (Main Bank Service Satisfaction) (Westpac NZ) Source: 3 month rolling Retail Market Monitor data (survey conducted by Camorra Research). Respondents are asked to rate the overall level of service they receive from their main bank (self-selected which ONE bank is their main provider of financial services) on a scale of 1 (Poor) to 5 (Excellent). The rating represents % of respondents who scored 4 (Very Good) or 5 (Excellent) CSat – overall consumer Source: DBM Consultants Consumer Atlas, August 2019 – February 2022, 6MMA. MFI customers CSat – overall business Source: DBM Consultants Business Atlas, August 2019 – February 2022, 6MMA. MFI customers, all businesses Digitally active Australian consumer and business customers who have had an authenticated session (including Quickzone) on Westpac Group digital banking platforms in the prior 90 days Digital sales Sales refers to digital sales of consumer core products only. Sales with a funded deposit or activation constitute a quality sale Digital transactions Digital transactions including payment and transfers that occur on Westpac Live and Compass platforms (excludes payments on other platforms such as Corporate Online and Business Banking Online) MFI share MFI share results are based on the number of customers who have a Main Financial Institution (MFI) relationship with an institution, as a proportion of the number of customers that have a MFI relationship with any institution Consumer MFI share Source: DBM Consultants Consumer Atlas, February 2022 (1H22), August 2021 (2H21), to February 2021 (1H21), and to August 2020 (2H20), 6MMA. MFI Banking Group customers Net Promoter Score or NPS Net Promoter Score measures the net likelihood of recommendation to others of the customer’s main financial institution for retail or business banking. Net Promoter ScoreSM is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld. Using a 11 point numerical scale where 10 is ‘Extremely likely’ and 0 is ‘Extremely unlikely’, Net Promoter Score is calculated by subtracting the percentage of Detractors (0-6) from the percentage of Promoters (9-10) NPS Agri (Westpac NZ) 6 month Agri Market Monitor data (survey conducted by Key Research). Respondents are asked about likelihood to recommend their main business bank to business colleagues, friends or family on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6) NPS Business (Westpac NZ) Source: 6 month rolling Business Finance Monitor data (survey conducted by Kantar TNS among businesses with an annual turnover of $5 to $150 million). Respondents are asked about likelihood to recommend their main business bank to business colleagues and associates on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6) NPS Consumer (Westpac NZ) Source: 3 month rolling Retail Market Monitor data (survey conducted by Camorra Research). Respondents are asked about likelihood to recommend their main bank to family and friends on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6) NPS – overall consumer Source: DBM Consultants Consumer Atlas, August 2019 – February 2022, 6MMA. MFI customers NPS – overall business Source: DBM Consultants Business Atlas, August 2019 – February 2022, 6MMA. MFI customers, all businesses St.George (SGB) Brands SGB Brands (Consumer): St.George Bank, Bank of Melbourne, BankSA, RAMS, Dragondirect SGB Brands (Business): St.George Bank, Bank of Melbourne and BankSA Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack

For all shareholding enquiries relating to: • Address details and communication preferences • Updating bank account details, and participation in the dividend reinvestment plan Investor Relations Contact Share Registry Contact For all matters relating to Westpac’s strategy, performance and results Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack 131 Contact us. Andrew Bowden Group Head of Investor Relations Louise Coughlan Head of Ratings Agencies and Analysis Arthur Petratos Manager, Shareholder Services Rebecca Plackett Director, Corporate Reporting and ESG Andrea Jaehne Director, Ratings Agencies and Analysis Jacqueline Boddy Head of Debt Investor Relations Contact us westpac@linkmarketservices.com.au investorcentre.linkmarketservices.com.au 1800 804 255 investorrelations@westpac.com.au westpac.com.au/investorcentre +61 2 8253 3143 Investor Relations Team.

Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac’s 2022 Interim Financial Results (incorporating the requirements of Appendix 4D) for the six months ended 31 March 2022 available at www.westpac.com.au for details of the basis of preparation of cash earnings. Refer to page 41 for an explanation of cash earnings and Appendix 1 page 121 for a reconciliation of reported net profit to cash earnings. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, ‘indicative’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘risk’, ‘aim’, ‘outlook’, ‘forecast’ or other similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include, but are not limited to, those described in the section titled ‘Risk factors' in Westpac’s 2022 Interim Financial Results (incorporating the requirements of Appendix 4D) for the six months ended 31 March 2022 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. Except as required by law, we assume no obligation to update any forward-looking statements contained in this presentation, whether as a result of new information, future events or otherwise, after the date of this presentation. Disclaimer 132 Westpac Group 2022 Interim Results Presentation & Investor Discussion Pack